                                                                     EXHIBIT 2.1

                              STOCK PURCHASE AGREEMENT

                                    BY AND AMONG

                             BRITE VOICE SYSTEMS, INC.
                                 BVS INVESTCO, INC.
                                      "SELLER"

                                 TSL SERVICES, INC.
                                   THE "COMPANY"
                                        AND
                              PROFITSOURCE CORPORATION
                                      "BUYER"


                                 NOVEMBER 30, 1998



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                                   TABLE OF CONTENTS

1.  Sale and Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1. Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2. Assumption of Certain Liabilities. . . . . . . . . . . . . . . .2
     1.3. Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4. Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . .2
     1.5. Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2. Representations and Warranties of Brite and Seller. . . . . . . . . . .2

2.1. Organization and Authority. . . . . . . . . . . . . . . . . . . . . .2
     2.2. Authorization of Agreement . . . . . . . . . . . . . . . . . . .3
     2.3. Acquired Assets. . . . . . . . . . . . . . . . . . . . . . . . .3
     2.4. Financial Condition. . . . . . . . . . . . . . . . . . . . . . .3
     2.5. Certain Property of  Brite . . . . . . . . . . . . . . . . . . .4
     2.6. Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . .6
     2.7. No Conflict or Violation . . . . . . . . . . . . . . . . . . . .7
     2.8. Labor and Employment Matters . . . . . . . . . . . . . . . . . .7
     2.9. Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.10. Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.11. Certain Agreements. . . . . . . . . . . . . . . . . . . . . . .9
     2.12. Compliance with Applicable Law. . . . . . . . . . . . . . . . 10
     2.13. Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.14. Accounts Receivable . . . . . . . . . . . . . . . . . . . . . 11
     2.15. Intercompany and Affiliate Transactions; Insider Interests. . 11
     2.16. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.17. Customers . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.18. No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . 12
     2.19. Environmental Matters . . . . . . . . . . . . . . . . . . . . 13
     2.20. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.21 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.22 The Company. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.23. Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     2.24. Ownership of Capital Stock. . . . . . . . . . . . . . . . . . 16
     2.25. Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     2.26. Accuracy of Information . . . . . . . . . . . . . . . . . . . 17

3. Representations and Warranties of Buyer . . . . . . . . . . . . . . . 17
     3.1. Organization and Corporate Authority . . . . . . . . . . . . . 17
     3.2. No Conflict or Violation . . . . . . . . . . . . . . . . . . . 17
     3.3. Accuracy of Information. . . . . . . . . . . . . . . . . . . . 17

4. Certain Understandings and Agreements of the Parties. . . . . . . . . 17
     4.1. Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

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     4.2. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 18
     4.3. Consolidation Transactions . . . . . . . . . . . . . . . . . . 18
     4.4. Certain Changes and Conduct of Business. . . . . . . . . . . . 19
     4.5. Restrictive Covenants. . . . . . . . . . . . . . . . . . . . . 21
     4.6. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.7. Access to Records and Files. . . . . . . . . . . . . . . . . . 26
     4.8. Cooperation in Litigation. . . . . . . . . . . . . . . . . . . 26
     4.9. Employment . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.10. Change of Name. . . . . . . . . . . . . . . . . . . . . . . . 27
     4.11. Collection of Accounts Receivable . . . . . . . . . . . . . . 27
     4.12. Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.13. Bulk Sales Laws . . . . . . . . . . . . . . . . . . . . . . . 28
     4.14. Closing Date Net Worth. . . . . . . . . . . . . . . . . . . . 28
     4.15. Further Assurances. . . . . . . . . . . . . . . . . . . . . . 28
     4.16. Notice of Breach. . . . . . . . . . . . . . . . . . . . . . . 28
     4.17. Contracts and Licenses. . . . . . . . . . . . . . . . . . . . 28
     4.18. Supplemental Disclosure . . . . . . . . . . . . . . . . . . . 29
     4.19. HSR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.20. Competing Proposals . . . . . . . . . . . . . . . . . . . . . 29
     4.21. Series A Preferred Stock. . . . . . . . . . . . . . . . . . . 29
     4.22. Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . 29
     4.23. Real Property Leases. . . . . . . . . . . . . . . . . . . . . 29

5. Survival; Indemnification . . . . . . . . . . . . . . . . . . . . . . 30

     5.1. Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.2. Indemnification by Brite . . . . . . . . . . . . . . . . . . . 31
     5.3. Indemnification by Buyer . . . . . . . . . . . . . . . . . . . 32
     5.4. Indemnification Procedure. . . . . . . . . . . . . . . . . . . 32
     5.5. Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.6. Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.7. Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . 34

6. Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.1. Conditions to Obligations of Each Party  . . . . . . . . . . . 34
     6.2. Conditions to Obligations of Buyer . . . . . . . . . . . . . . 35
     6.3. Conditions to Obligations of Seller. . . . . . . . . . . . . . 37

7. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.1. Termination  . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.2. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.3. Assignability and Parties in Interest. . . . . . . . . . . . . 40
     7.4. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.5. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.6. Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.7. Complete Agreement . . . . . . . . . . . . . . . . . . . . . . 41

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     7.8. Modifications, Amendments and Waivers. . . . . . . . . . . . . 41
     7.9. Headings; References . . . . . . . . . . . . . . . . . . . . . 41
     7.10. Severability. . . . . . . . . . . . . . . . . . . . . . . . . 41
     7.11. Due Diligence Investigation . . . . . . . . . . . . . . . . . 41
     7.12. Expenses of Transactions. . . . . . . . . . . . . . . . . . . 41
     7.13. Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . 41
     7.14. Submission to Jurisdiction. . . . . . . . . . . . . . . . . . 43
     7.15. Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . 43
     7.16. Enforcement of the Agreement. . . . . . . . . . . . . . . . . 44

EXHIBITS

A.   Form of Seller Contribution Agreement
B.   Form of Company Contribution Agreement
C.   Form of Warrant
D.   Form of Employee General Release Agreement
E.   Form of Employment Agreements
F.   Form of Opinion of Counsel to Brite and Seller
G.   Form of Opinion of Counsel to the Buyer
H.   Form of Stockholder Agreement

SCHEDULES

1.1(a)         Acquired Assets
1.1(b)         Excluded Assets
1.2            Assumed Liabilities
1.4            Purchase Price
2              Schedule of Exceptions
2.3            Acquired Assets
2.4            Financial Statements
2.5(a)         Real Property
2.5(b)         Personal Property
2.5(c)         Proprietary Rights
2.5(c)(iii)    Software Licenses
2.6            Year 2000 Compliance
2.7            Conflicts/Violations
2.8            Employees
2.9            Employee Plans
2.10           Litigation
2.11           Contracts
2.12           Compliance with Applicable Law
2.13           Licenses
2.14           Accounts Receivable
2.16           Insurance
2.17           Customers
2.22(c)-1      Certificate of Incorporation of the Company
2.22(c)-2      Bylaws of the Company
2.23(b)-1      Certificate of Incorporation of Seller
2.23(b)-2      Bylaws of Seller
2.25           Consents/Notices
4.9            Employees to be Employed by the Company
6.2            Certain Employees

                               STOCK PURCHASE AGREEMENT

              THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 30, 1998 by and among Brite Voice Systems, Inc., a Kansas corporation ("BRITE"), BVS Investco, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Brite ("SELLER"), TSL Services, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Seller (the "COMPANY") and ProfitSource Corporation, a Delaware corporation or its assignee ("BUYER").

              A. Brite, acting through its Telecom Services Limited division, is engaged in the business of telecommunications cost control, including, without limitation, the provision of billing verification services, call accounting services, software development, managed invoice processing, and professional technical temporary staffing (the "BUSINESS").

              B. Brite desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Brite, those certain assets, rights and obligations of Brite described herein related to the Business by transferring such assets, rights and obligations to the Seller, which in turn will transfer such assets, rights and obligations to the Company, and will transfer all of the issued and outstanding capital stock of the Company to Buyer, all on the terms and conditions set forth in this Agreement.

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     SALE AND TRANSFER

       1.1.   ASSETS.

       (a) ACQUIRED ASSETS. On the terms and subject to the conditions set forth in this Agreement, on December 1, 1998, (i) Brite, pursuant to a Contribution Agreement in substantially the form attached hereto as EXHIBIT A (the "SELLER CONTRIBUTION AGREEMENT") shall convey, transfer, assign, sell and deliver to Seller, and Seller shall acquire and accept, all of the assets, properties and rights of Brite listed on SCHEDULE 1.1(a) (the "ACQUIRED ASSETS"); and (ii) Seller, pursuant to a Contribution Agreement in substantially the form attached hereto as EXHIBIT B (the "COMPANY CONTRIBUTION AGREEMENT") shall convey, transfer, assign, sell and deliver to the Company, and the Company shall acquire and accept, all of the Acquired Assets.

       (b) EXCLUDED ASSETS. Notwithstanding anything contained in SECTION 1.1(a) to the contrary, Brite will not transfer to Seller or the Company and neither Seller nor the Company will receive, any of the assets listed on
SCHEDULE 1.1(b) (the "EXCLUDED ASSETS"), all of which shall be retained by Brite.

      1.2 ASSUMPTION OF CERTAIN LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, immediately before the Closing, Seller, pursuant to the Seller Contribution Agreement and the Company, pursuant to the Company Contribution Agreement, shall assume those certain liabilities and obligations of Brite identified on SCHEDULE 1.2 (the "ASSUMED LIABILITIES"). The Company will not assume, and will not be obligated or liable for, any liability of Brite or Seller not listed on SCHEDULE 1.2 including, without limitation, accounts payable incurred other than in the ordinary course of business or other indebtedness of Brite or Seller. Buyer and the Company will be indemnified pursuant to SECTION 5.2 from and against any claims in respect of any debts, obligations or liabilities of Brite or Seller of any nature whatsoever other than the Assumed Liabilities.

       1.3 CAPITAL STOCK. In connection with the transfers described in SECTIONS 1.1 and 1.2, the Company will issue to Seller 45,000 shares of the Company's Common Stock, $0.001 per share, which Shares shall be validly issued, fully paid, and non-assessable (the "SHARES").

       1.4 SALE AND PURCHASE. On the Closing Date (as hereinafter defined) Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, for the purchase price set forth in SCHEDULE 1.4 (the "PURCHASE PRICE").

       1.5 CLOSING. The closing of the sale and purchase of the Shares (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California, on the earliest practicable date, as determined by Buyer (the "CLOSING DATE") after all the conditions set forth in SECTION 6 have either been satisfied or, in the case of conditions not met, waived by the party entitled to the benefit of such conditions. Buyer shall provide notice (the "CLOSING NOTICE") to Brite informing Brite of the date selected as the Closing Date. At the Closing, Seller shall deliver to Buyer or its designees a stock certificate, duly endorsed in blank (or accompanied by duly executed stock powers), representing the Shares being sold by Seller and each other instrument of transfer Buyer may reasonably request to vest effectively in Buyer good and valid title to the Shares, free and clear of any liens, pledges, options, security interest, trusts, encumbrances or other rights or interests of any person or entity, together with any taxes, direct or indirect, attributable to such transfer of the Shares, and Buyer shall thereupon pay to Seller the Purchase Price.

2. REPRESENTATIONS AND WARRANTIES OF BRITE AND SELLER. Each representation and warranty contained in this SECTION 2 is qualified by the disclosures made in the disclosure schedule attached hereto as SCHEDULE 2 (the "DISCLOSURE SCHEDULE"). This SECTION 2 and the Disclosure Schedule shall be read together as an integrated provision. Brite and Seller represent and warrant to Buyer that:

       2.1 ORGANIZATION AND AUTHORITY. Brite is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, with full corporate power and authority to carry on the Business as it is now and has since its organization been conducted and as proposed to be conducted, and to own or lease and operate the Acquired Assets. Seller and the Company are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

      2.2 AUTHORIZATION OF AGREEMENT. Brite and Seller have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by the parties hereto in connection herewith, together with all other documents to be delivered in connection herewith or therewith, (collectively, the "TRANSACTION DOCUMENTS"), have been (or upon execution will have been) duly executed and delivered by Brite, Seller and the Company and effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Brite, Seller and the Company, as the case may be, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "BANKRUPTCY EXCEPTION.")

       2.3    ACQUIRED ASSETS.

       (a) OWNERSHIP. Before the transfers to Seller and the Company described in SECTION 1.1, Brite is the lawful and sole owner of and has the right to use and transfer to Seller, and Seller has the right to receive from Brite and immediately transfer to the Company, each of the Acquired Assets. The Acquired Assets are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. The execution and delivery of the Seller Contribution Agreement by Brite and Seller and the Company Contribution Agreement by Seller and the Company will vest good and marketable title to the Acquired Assets in the Company, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind.

       (b) SUFFICIENCY OF ASSETS. Except for the Excluded Assets, the Acquired Assets (i) constitute all of the assets and properties used by Brite in connection with the operation of the Business; and (ii) are sufficient and adequate to conduct the Business.

       2.4    FINANCIAL CONDITION.

       (a) FINANCIAL STATEMENTS. SCHEDULE 2.4 sets forth the balance sheets of the Business as of December 31, 1996 and December 31, 1997 and the related statements of income and cash flow of the Business for the fiscal years then ended (the "ANNUAL FINANCIAL STATEMENTS") and the balance sheet, and the related statements of income and cash flow of the Business for the nine month period ended September 30, 1998 (the "INTERIM FINANCIAL STATEMENTS," and with the Annual Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements (i) were prepared in accordance with the books and records of Brite; (ii) were prepared in accordance with generally accepted accounting principles consistently applied; (iii) fairly present the financial condition and the results of the operations of the Business as at the relevant dates thereof and for the periods covered thereby; (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition and the results of the operations of the Business as a stand alone entity without affiliation with Brite for the periods covered by the Financial Statements (except that the Interim Financial Statements are subject to year-end adjustments, the net effect of which will not represent a Material Adverse Change); (v) contain and reflect adequate provisions for all reasonably anticipated liabilities, excluding those for all taxes, federal, state, local or foreign, with respect to the period then ended and all prior periods; (vi) reflect accurately in all material respects the assets, liabilities, costs and expenses of the Business as at the relevant date thereof and for the period covered thereby; (vii) do not contain any items of a special or nonrecurring nature, except as expressly stated therein; and (viii) are in all material respects accurate, complete and correct. The Financial Statements accurately reflect all information normally reported to the independent public accountants of Brite for the preparation of its financial statements. There have been no changes in accounting principles or practices during the periods covered by the Financial Statements.

       (b) ABSENCE OF CERTAIN CHANGES. Since September 30, 1998 there has not been any Material Adverse Change, or any event, action, or circumstance of the kind described in SECTION 4.4. For purposes of this Agreement, a "MATERIAL ADVERSE CHANGE" means any event, circumstance, condition, development or occurrence causing, resulting in, having, or that could reasonably be expected to have, a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Business, the Company, or the Acquired Assets.

       2.5    CERTAIN PROPERTY OF BRITE.

       (a) REAL PROPERTY. Brite does not own any real property used in connection with the Business. SCHEDULE 2.5(a) sets forth a true and complete list of all real properties leased by Brite for use in connection with the Business, including a brief description of the operating facilities located thereon, the annual rent payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof.

                     (i) Until transfer to the Company pursuant to SECTION 1.1, Brite has a valid leasehold in the real property shown in
       SCHEDULE 2.5(a), as leased by it, in each case under written leases that are valid and enforceable (except as enforceability may be limited by the Bankruptcy Exception) (each lease being referred to herein as a "REAL PROPERTY LEASE", and collectively the "REAL PROPERTY LEASES") and to the knowledge of Brite each Real Property Lease is a valid and binding obligation of each of the other parties thereto (except as enforceability may be limited by the Bankruptcy Exception);

                     (ii) Brite is not, and Brite and Seller do not have any knowledge that any other party to any Real Property Lease is, in default with respect to any material term or condition thereof, and Brite and Seller do not have any knowledge that any event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of Seller.

       (b) PERSONAL PROPERTY. SCHEDULE 2.5(b) lists all , furniture, fixtures, equipment and other items of tangible personal property owned or leased by Brite and used in connection with the Business, other than Excluded Assets (the "PERSONAL PROPERTY"). All items of Personal Property are in good
operating condition and repair.   SCHEDULE 2.5(b) correctly identifies each
item of Personal Property as owned or leased by Brite. The items of Personal Property identified as owned are Acquired Assets, and the items of Personal Property identified as leased are leased pursuant to lease agreements that are Acquired Assets. All of such leases are valid and in full force and effect and none of such Personal Property is subject to any sublease, license or other agreement granting to any person any right to use such property (each such lease, sublease, license or other agreement, a "PERSONAL PROPERTY LEASE" and
collectively the "PERSONAL PROPERTY LEASES").    Prior to transfer pursuant
to SECTION 1.1 Brite is not in breach of or default, and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default, under any Personal Property Lease.

       (c)    PROPRIETARY RIGHTS.

              (i) SCHEDULE 2.5(c) sets forth a true and complete list of all Proprietary Rights (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or otherwise used by Brite in connection with the Business. For purposes of this Agreement "PROPRIETARY RIGHTS" means trademarks and service marks (registered or unregistered), trade dress, trade names including, without limitation, the names "TSL", "Telecom Services Limited", "TOMS", "Fraud-Check, and "EZ-View" and other names and slogans embodying business or product goodwill or indications of origin associated with the Business, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, as well as the following used in connection with the Business, but specifically excluding any such Proprietary Rights used by Brite in the Business and in other aspects of its business: (i) patents, patentable inventions, discoveries, improvements, ideas, know-how, formulas, methodologies, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) associated, developed or used in connection with the Business, and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (ii) trade secrets, know-how, including confidential and other non-public information associated, developed or used in connection with the Business, and the right in any jurisdiction to limit the use or disclosure thereof; (iii) copyrights in writings, designs, mask works or other works associated, developed or used in connection with the Business, and registrations or applications for registration of copyrights in any jurisdiction; (iv) licenses, including, without limitation, software licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (v) Internet Web sites, domain names and registrations or applications for registration thereof associated, developed or used in connection with the Business; (vi) customer lists associated, developed or used in connection with the Business; (vii) books and records describing or used in connection with any of the foregoing; (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

              (ii) Until transfer pursuant to SECTION 1.1, all of the Proprietary Rights used in connection with the Business are owned by Brite free and clear of any and all liens, security interests, claims, charges and encumbrances or are used by Brite pursuant to a valid and enforceable license granting rights sufficiently broad to permit the historical and anticipated uses of such Proprietary Rights in connection with the Business. Brite, and after transfer pursuant to

SECTION 1.1, the Company, has the right and authority to use the Proprietary Rights in connection with the conduct of the Business in the manner presently conducted.

              (iii) SCHEDULE 2.5(c)(iii) identifies any licenses, sublicenses or other agreements used in connection with the Business pursuant to which Brite grants a license to any person to use the Proprietary Rights or is a licensee of any of the Proprietary Rights.

              (iv) The grants, registrations and applications included in or applicable to the Proprietary Rights have not lapsed, expired or been abandoned and no application or registration thereof is the subject of any proceeding before any court, arbitrator, state, local or foreign government agency, regulatory body, or other governmental authority or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "GOVERNMENTAL ENTITY," and collectively "GOVERNMENTAL ENTITIES"). There have not been any actions or other judicial or adversary proceedings involving Brite or Seller concerning any of the Proprietary Rights, nor to the knowledge of Brite or Seller, is any such action or proceeding threatened.

              (v) To the knowledge of Brite and Seller, the conduct of the Business does not conflict with valid patents, trademarks, trade secrets or trade names, or other intellectual property of others. To the knowledge of Brite and Seller, there are no conflicts with or infringements of any of the Proprietary Rights by any third party.

              (vi) Until transfer pursuant to SECTION 1.1, Brite, is the sole owner of all trade secrets, including, without limitation, customer lists, formulas, inventions, processes, know-how, computer programs and routines associated, developed or used by Brite or its Affiliates in connection with the Business (the "TRADE SECRETS"), free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, and has taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets.

              (vii) To the knowledge of Brite and Seller, all the Trade Secrets are presently valid and protectible and are not part of the public knowledge or literature; and have not, to the knowledge of Brite and Seller, been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Brite and Seller or the Business.

       2.6 YEAR 2000 COMPLIANCE. All date-related output, calculations or results before, during or after the calendar year 2000 that are produced or used by any material hardware, software, firmware or facilities systems (the "COMPUTER SYSTEMS") used by Brite in connection with the Business are Year 2000 Compliant. For purposes of this section, "YEAR 2000 COMPLIANT" means:

       (a) All dates receivable by the Computer Systems, as well as calculations, output and results will (i) include a consistent-length century indicator of at least two base ten digits, and (ii) have date elements in interfaces and data storage that will permit specifying the century to eliminate date ambiguity;

       (b) When any date data is represented without a century, either in an interface or in data storage, the correct century will be unambiguous for all manipulations involving that data;

      (c) Data calculations involving either a single century or multiple centuries will neither (i) cause an abnormal ending or operation, nor (ii) generate incorrect results or results inconsistent with output or results from any other century;

       (d) When sorting by date, all records will be sorted in accurate chronological sequence; and when the date is used as a key, records will be read and written in accurate chronological sequence; and

       (e) Leap years will be determined by the following standard: (i) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (ii) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

       2.7 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Brite, Seller and the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of Brite, Seller or the Company; (ii) violate any provision or requirement of any domestic or foreign, national, state, or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Brite, Seller or the Company or the Business; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under any Contract (as hereinafter defined); (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the Acquired Assets; or (v) result in the cancellation, modification, revocation or suspension of any license, permit, certificate, franchise, authorization or approval issued or granted by any Governmental Entity in connection with the Business (each a "LICENSE", and collectively, the "LICENSES").

       2.8 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 2.8 lists all employees, independent contractors and other persons employed or engaged by Brite in connection with the Business (the "BUSINESS PERSONNEL") immediately prior to the transfers described in SECTION 1.1, including date of employment or retention, current title and compensation. There is no employment agreement, collective bargaining agreement or other labor agreement applicable to any of the Business Personnel to which Brite is a party or by which it is bound. Brite has complied in all material respects with all applicable laws, rules and regulations relating to the employment of all Business Personnel, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Entities and has withheld and paid to the appropriate Governmental Entities or is holding for payment not yet due to such authorities, all amounts required to be withheld from Business Personnel and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no unfair labor practice complaint against Brite pending before the National Labor Relations Board or any state or local agency with respect to the Business or any Business Personnel; pending labor strike or other material labor trouble affecting Brite with respect to the Business or any Business Personnel; material labor grievance pending against Brite with respect to the Business or any Business Personnel; pending representation question respecting any Business Personnel; pending arbitration proceedings with respect to the Business or any Business Personnel arising out of or under any c ollective bargaining agreement to which Brite is a party; or to the knowledge of Brite or Seller, any basis for which a claim with respect to the Business or any Business Personnel may be made under any collective bargaining agreement to which Brite is a party.

       2.9    EMPLOYEE PLANS.

       (a) SCHEDULE 2.9 sets forth a true and complete list of all bonus, pension, stock option, stock purchase, benefit, welfare, profit-sharing, deferred compensation, retainer, consulting, retirement, welfare, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, whether written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all current or former Business Personnel, and any other entity ("ERISA AFFILIATE") related to it under Section 414(b), (c), (m) and (o) of the Internal Revenue Code (the "CODE") (the "EMPLOYEE PLANS"). With respect to each Employee Plan, Brite will make available to Buyer upon request, to the extent applicable, true and complete copies of (i) all plan documents, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the most recent application for determination filed with the Internal Revenue Service, (iv) the latest actuarial valuations, (v) the latest financial statements, (vi) the latest Form 5500 Annual Report, including Schedule A and Schedule B thereto, (vii) all related trust agreements, insurance contracts or other funding arrangements which implement any of such Employee Plans, (viii) all Summary Plan Descriptions and summaries of material modifications and all modifications thereto communicated to employees, and (ix) in the case of stock options or stock appreciation rights issued under any Employee Plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable. Neither Brite nor any ERISA Affiliate of Brite has any liability or contingent liability with respect to the Employee Plans, nor will any of the Acquired Assets be subject to any lien, charge or claim relating to the obligations of Brite with respect to Business Personnel or Employee Plans.

       (b) Neither Brite nor any ERISA Affiliate sponsors or has sponsored, maintained, contributed to, incurred an obligation to contribute to or withdraw from, any Multi-Employer Plan (as defined in Section 4000(a)(3) of ERISA) or any Multiple-Employer Plan (as defined in ERISA Sections 4063 or 4064 or Code Section 413) related to Business Personnel, whether or not terminated, for which any withdrawal or partial withdrawal liability has been or could be incurred, whether or not any such liability has been asserted by or on behalf of any such plan.

       (c) There are no contracts, agreements, plans or arrangements covering any Business Personnel with "change of control" or similar provisions (each, a "CHANGE OF CONTROL ARRANGEMENT"). There is no contract, agreement, plan or arrangement covering Brite, or any Business Personnel, that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. Neither Brite or any of its ERISA Affiliates has incurred any liability with respect to Business Personnel under the Worker Adjustment Retraining and Notification Act or any similar state law relating to employment termination in connection with a mass layoff, plant closing or similar event, and the transactions contemplated by this Agreement will not give rise to any such liability.

      2.10 LITIGATION. There are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of Brite and Seller, threatened before any Governmental Entity of any nature, brought by or against Brite, Seller or the Company, the officers, directors, employees, agents of Brite, Seller, or any of their respective Affiliates involving, affecting or relating to the Business or any Acquired Assets, Assumed Liabilities, or Business Personnel, or operations of Brite and Seller or the transactions contemplated by this Agreement. None of Brite, Seller, the Company or any of the Acquired Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity. For purposes of this Agreement, "AFFILIATE" shall have the meaning ascribed to such term in Rule 405 under the Securities Act of 1933, as amended. Buyer and the Company will be indemnified pursuant to SECTION 5.2 from and against any claims listed on, or arising out of, the items disclosed on SCHEDULE
2.10. Buyer shall assume responsibility for the lawsuit filed by Brite against Donaldson, Lufkin & Jenrette described on SCHEDULE 2.10.

       2.11   CERTAIN AGREEMENTS.

       (a) SCHEDULE 2.11 sets forth a true and complete list of all material contracts, agreements, instruments, licenses, commitments and other arrangements relating to or affecting the Business or the Acquired Assets, including, without limitation, all written, or to the knowledge of Brite and Seller, oral,
(i) contracts, agreements and commitments not made in the ordinary course of business, (ii) agency and brokerage agreements, (iii) service and other customer contracts, (iv) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit, (v) tax sharing agreements, real property leases or any subleases relating thereto, personal property leases, employee plans, employment and labor agreements, any material agreement relating to Proprietary Rights (including service agreements relating thereto) and insurance contracts, (vi) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights, (vii) documents granting any power of attorney with respect to the affairs of the Business, (viii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements, (ix) contracts or commitments related to the Business limiting or restraining Brite or any Business Personnel from engaging or competing in any lines of business or with any person or entity, (x) partnership or joint venture agreements, (xi) material licenses, including, without limitation, material software licenses, and
(xii) all amendments, modifications, extensions or renewals of any of the foregoing (each a "CONTRACT," and collectively, the "CONTRACTS.") Notwithstanding SECTIONS 2.11(b)-(f) below, with respect to service and other customer contracts referred to in (iii) above, other than the 1998 Contracts (as defined below), Brite and Seller make no representations or warranties as to whether each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, whether each Contract is in full force and effect on the date hereof, whether the Contracts provide for the consent of any party thereto, or whether the Contracts would be breached by, or confer additional rights to any party as a result of, the transactions contemplated hereby. For purposes hereof "1998 CONTRACTS" refer to those Contracts either
(A) entered into
during calendar year 1998 or (B) from which revenues were derived during calendar year 1998. Each of the 1998 Contracts is identified by an asterisk on Schedule 2.11.

       (b) To the knowledge of Brite and Seller, each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception, and is in full force and effect on the date hereof. Brite has performed all obligations required to be performed by it under, and is not in material default or breach of, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

       (c) To the knowledge of Brite and Seller, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

       (d) There are no pending or anticipated material disputes with any party to any material Contract, and to the knowledge of Brite and Seller, no party to any Contract intends to cancel or terminate any such agreement, whether as a result of the transactions contemplated by this Agreement or otherwise.

       (e) Brite has delivered to Buyer or its representatives true and complete originals or copies of all the Contracts and a copy of every Material Notice received by Brite since January 1, 1996 with respect to any of the Contracts. For purposes hereof, "MATERIAL NOTICE" includes only those notices received alleging a material breach of a Contract or serious performance issues that could lead to cancellation or material modification of a contract or intention to terminate or materially modify a contract, and is not intended to include routine correspondence.

       (f) None of the Contracts provides for consent of any party thereto, or would be breached by, or confer additional rights to any party as a result of, the transactions contemplated hereby.

       2.12 COMPLIANCE WITH APPLICABLE LAW. The operations of the Business are, and have been, conducted in substantial compliance with all applicable laws, regulations, orders and other requirements of all Governmental Entities having jurisdiction over the Business and its assets, properties and operations. Brite has not received any notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, applicable to the Business or any of the Acquired Assets. To the knowledge of Brite and Seller, there are no proposed changes in any such laws, rules or regulations (other than laws of general applicability) that would adversely affect the transactions contemplated by this Agreement or all or a substantial part of the Business or any of the Acquired Assets.

       2.13   LICENSES.

       (a) SCHEDULE 2.13 sets forth a true and complete list of all Licenses issued or granted to Brite in connection with the Business, and all pending applications therefor. Such Licenses constitute all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Brite in connection with the Business or that are necessary for the execution, delivery and performance by Brite, Seller and the Company of this Agreement and the other Transaction Documents. The Licenses are sufficient and adequate in all material respects to permit the continued lawful conduct of the Business in the manner now conducted and the ownership, occupancy and operation of its properties for their present uses and the execution, delivery and performance of this Agreement. No jurisdiction in which Brite is not qualified or licensed as a foreign corporation in connection with the Business has demanded or requested that it qualify or become licensed as a foreign corporation. Brite has delivered to Buyer or its representatives true and complete copies of all the Licenses together with all amendments and modifications thereto.

       (b) Each License has been issued to, and duly obtained and fully paid for by Brite and is valid, in full force and effect, and not subject to any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect. Brite is not in violation in any material respect of any of the Licenses. The Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof.

       2.14 ACCOUNTS RECEIVABLE. SCHEDULE 2.14 sets forth a list of all accounts receivable of Brite that have arisen in connection with the Business as of October 31, 1998. Not later than December 16, 1998, Seller shall provide a list of all accounts receivable of Brite that have arisen in connection with the Business as of December 1, 1998 (the "ACCOUNTS RECEIVABLE"), including their aging. All accounts receivable as of October 31, 1998, and all Accounts Receivable as of December 1, 1998 will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business that are current and collectible in amounts not less than the aggregate amount thereof carried (or to be carried) on the books of Brite and reflected in the Financial Statements, and are not and will not be subject to any valid counterclaims or set-offs. No more than twenty-five percent (25%), exclusive of accounts specifically reserved for as bad debts as reflected in the Financial Statements and as supported in the schedules to the Financial Statements, of the total dollar value of the Accounts Receivable is past due more than ninety (90) days and none of the Accounts Receivable in excess of sixty days are subject to any dispute or contingency.

       2.15   INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS.

       (a) There are no material transactions, intercompany agreements or arrangements of any kind, direct or indirect, related to the Business, between Brite and any director, officer, employee, stockholder, relative or Affiliate of Brite, including, without limitation, loans, guarantees or pledges to, by or for Brite or from, to, by or for any of such persons, that are either (i) currently in effect, or (ii) reflected in Brite's financial results.

       (b) No officer, director or shareholder of Brite, or any Affiliate of any such person, now has, or within the last two years had, either directly or indirectly:

                    (i) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells, or during such period furnished or sold, services or products to Brite in connection with the Business, or purchased, or during such period purchased from Brite, any goods or services in connection with the Business, or otherwise does, or during such period did, business with Brite in connection with the Business;

                     (ii) a beneficial interest in any contract, commitment or agreement to which Brite is or was a party or under which it was obligated or bound or to which its properties may be or may have been subject in connection with the Business, other than commitments or agreements between Brite and such persons in their capacities as employees, officers or directors of Brite; or

                     (iii) any rights in or to any of the assets, properties or rights used by Brite in the Business.

       2.16 INSURANCE. SCHEDULE 2.16 sets forth a true and correct list of all current insurance policies of any nature whatsoever maintained by Brite in connection with the Business and the annual or other premiums payable thereunder. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any Governmental Entity that require or recommend any changes in the conduct of the Business, or any repairs or other work to be done on or with respect to any of the properties or assets of Brite associated with the Business. Brite has not received any notice or other communication from any of its insurance companies within the three (3) years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of such insurance policies, and to the knowledge of Brite, no such cancellation, amendment or increase of premiums is threatened.

       2.17 CUSTOMERS. SCHEDULE 2.17 sets forth a true and complete list of the fifteen (15) largest customers of the Business, together with revenues to the Business from each such customer during the most recent complete fiscal year and the current fiscal year to the date hereof. None of such customers has given notice to Brite of an intention to terminate or materially impair its business relationship with Brite and Brite and Seller have no knowledge of any event that would precipitate the impairment, or termination of, or the failure to renew, or entitle any such customer to terminate, such business relationship.

       2.18 NO UNDISCLOSED LIABILITIES. Except as and to the extent specifically reflected or reserved against in the Interim Financial Statements or as disclosed in this Agreement or the schedules hereto, and except as incurred in the ordinary course of business since the date of the Interim Financial Statements, Brite and Seller have no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) which in the aggregate would result in a Material Adverse Change and no facts or circumstances exist which, with notice or the passage of time or both, could reasonably be expected to result in any claims against or obligations or liabilities of Brite or Seller in connection with the Business.

       2.19. ENVIRONMENTAL MATTERS. Notwithstanding anything to the contrary contained in this Agreement:

       (a) The operations of the Business comply and have at all times complied with all applicable laws, regulations and other requirements of Governmental Entities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "ENVIRONMENTAL LAWS") and have obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively "ENVIRONMENTAL PERMITS") required under all Environmental Laws and are in compliance with all such Environmental Permits.

       (b) Brite has not performed, failed to perform or suffered any act which could give rise to, or otherwise incurred, liability to any person (governmental or not) in connection with the Business under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA"), or any other Environmental Laws, nor has it received notice of any such liability or any claim therefor.

       (c) To the knowledge of Brite and Seller, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in or otherwise subject to any applicable Environmental Law and collectively referred to herein as "HAZARDOUS MATERIALS") has been released, placed, disposed of or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by it at any time in connection with the Business or any other property in violation of any Environmental Laws or that could subject it to liability under any Environmental Laws.

       (d) Brite has not in connection with the Business exposed any Business Personnel or third party to any Hazardous Materials or conditions that could subject it to any material liability under any Environmental Laws.


       (e) Brite does not now own or operate, and has never owned or operated, aboveground or underground storage tanks in connection with the Business.

       (f) To the knowledge of Brite and Seller, with respect to any or all of the real properties leased at any time by Brite in connection with the Business, there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties.

       (g) There are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, any threatened actions or claims, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to Brite , its operations or the real properties leased at any time by Brite in each case in connection with the Business or the Acquired Assets.

      (h) Brite has delivered to Buyer copies of all environmental assessments, audits, studies and other environmental reports in its possession or reasonably available to it relating to the Business or the Acquired Assets.

       2.20   TAXES.

              (a) (i) All Tax Returns that are required to be filed by or with respect to Brite or Seller have been duly filed and are correct and complete in all respects; (ii) all Taxes owed or required to be withheld and paid over by Brite or Seller have been paid in full; (iii) none of the Tax Returns referred to in clause (i) contains any position which is or would be subject to penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "CODE") (or any corresponding provision of state, local or foreign Tax law); (iv) the Tax Returns referred to in clause (i) have either been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) all deficiencies asserted or assessments made as a result of any such examinations have been paid in full; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending; (vii) there is no dispute or claim concerning any liability for Taxes against Brite or Seller either claimed or raised by any authority in writing or to which any director or officer or employee responsible for Tax matters of Brite or Seller has personal knowledge based upon personal contact with any agent of such authority; (viii) no waivers of statutes of limitation have been given by or required with respect to any Taxes of Brite or Seller; (ix) the unpaid Taxes of Brite or Seller do not (or of Company immediately after its formation, will not) exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in Brite's most recent balance sheet, Seller's most recent balance sheet, (or the Company's balance sheet); and (x) to the knowledge of Brite and Seller (or any director, officer or employee responsible for the Tax matters of Brite or Seller) (A) there is no investigation or other proceeding pending, threatened or expected to be commenced by any taxing authority for any jurisdiction in which Brite or Seller does not file tax returns that may be subject to a given Tax liability in such jurisdiction, and (B) there is no meritorious basis for such an investigation or other proceeding that would result in such an assessment.

              (b) No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement.

              (c) Company will have no liability for Taxes of any person (other than Company) under Treasury Regulations Section 1.1502-6, as a transferee or successor, or otherwise.

              (d) As a result of Buyer's purchase of the Shares, neither Company nor Buyer will be obligated to make a payment to an individual arising from employment or an independent contractor relationship with Brite, Seller or Company that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

              (e) Company will not be a party to or bound by any tax indemnity, tax sharing or tax allocation agreement or arrangement on or immediately after December 1, 1998.

             (f) Seller is eligible to make an election under Section 338(h)(10) of the Code (and any comparable election under state, local or foreign tax law) with respect to the Company and the purchase of Shares under this Agreement.

              (g) For purposes of this Agreement (i) the term "TAX" or "TAXES" means any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity (whether national, local, municipal or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group; and (ii) the term "TAX RETURNS" (or "TAX RETURN" when used in the singular form) means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing.

       2.21 BROKERS. Except for Ladenburg Thalmann & Co. Inc., whose commissions, fees, expenses and other compensation shall be paid by Brite, no broker, finder, investment banker, or other person is entitled to any brokerage, finders or other fee or commission in connection with the transaction contemplated by this Agreement, based upon arrangements made by or on behalf of Brite or its Affiliates.

       2.22   THE COMPANY.

       (a) Except for execution and delivery of this Agreement, and other than as agreed upon in writing by Buyer, the Company has had, and before the transfer to the Company of the Acquired Assets as described in SECTION 1.1 and the assumption by the Company of the Assumed Liabilities as described in
SECTION 1.2, the Company will have had, no assets, liabilities, business, or operations. Between December 1, 1998 and the Closing Date, the Company will have no operations other than operation of the Business in the ordinary course. At the Closing, the only assets of the Company will be the Acquired Assets and the only obligations of the Company will be the Assumed Liabilities, and such other assets or liabilities as arise due to the operation of the Business in the ordinary course between December 1, 1998 and the Closing Date.

       (b) The Company has, and before the issuance described in SECTION 1.3, the Company will have had, no issued or outstanding capital stock or other securities. At the Closing, the only issued or outstanding capital stock or other securities of the Company will be the Shares, and there will be no outstanding options or rights to acquire capital stock or other securities.

       (c) Complete and accurate copies of the Certificate of Incorporation and bylaws of the Company are attached hereto as SCHEDULES 2.22(b)-1 and 2.22(b)-2, respectively.

      2.23   SELLER.

       (a) Except for execution and delivery of this Agreement, and other than as agreed upon in writing, Seller has had, and before the transfers as contemplated by SECTION 1.1 hereof, Seller will have had, no assets, liabilities, business, or operations. On December 1,1998, the only assets of Seller will be the Shares.

       (b) Complete and accurate copies of the Certificate of Incorporation and bylaws of Seller are attached hereto as SCHEDULES 2.23(c)-1 and 2.23(c)-2, respectively.

       2.24   OWNERSHIP OF CAPITAL STOCK.

       (a) The authorized capital stock of the Company consists of One Hundred Thousand (100,000) shares, of which Ninety Thousand (90,0000) shares shall be common stock having a par value of $.001 per share (the "COMMON STOCK"), and Ten Thousand (10,000) shares of preferred stock having a par value of $.001 per share, including Five Thousand (5,000) shares of Series A Preferred Stock. As of the Closing there will be Forty-Five Thousand (45,000) shares of Common Stock issued and outstanding. There is no other issued and outstanding capital stock of the Company.

       (b) As of the Closing, the Shares will be all of the issued and outstanding capital stock of the Company and will be validly issued and outstanding, fully paid and non-assessable. Neither Seller nor the Company has granted, issued or agreed to grant or issue any other equity interests in the Company and there are no outstanding options, warrants, subscription rights, securities that are convertible into or exchangeable for, or any other commitments of any character relating to, any equity interests of the Company.

       (c) As of the Closing, the Seller will have good and valid title to, and sole record and beneficial ownership of, the Shares, free and clear of any claims, liens, pledges, options, security interests, trusts encumbrances or other rights or interests of any person or entity and the Seller has the absolute and unrestricted right, power and authority and capacity to enter into this Agreement.

     (d) All dividends, distributions and redemptions made or to be made by the Company with respect to its equity interests have complied or will comply with applicable law.

     (e) All offers and sales of capital stock of the Company prior to the date hereof were exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and were registered or qualified under or exempt from all applicable state securities laws.

       (f) The Company does not own, and did not own at any time, directly or indirectly, either of record or beneficially, any equity interest in any entity, and does not have the right to acquire any equity interest in any entity.

       2.25   CONSENTS.

      SCHEDULE 2.25 lists all consents and notices required to be obtained or given by or on behalf of the Company or the Stockholder before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, or orders of any Governmental Entity, or the provisions of any material Contract, and all such consents have been duly obtained and are in full force and effect except where the failure to obtain such consent will not have a Material Adverse Effect.

       2.26 ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by Brite and Seller to Buyer in this Agreement, the Disclosure Schedule, schedules or exhibits hereto, or in any of the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. The descriptions set forth in the Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available to Buyer pursuant hereto were or will be complete and accurate records of such documents.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Brite and Seller that:

       3.1 ORGANIZATION AND CORPORATE AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have been (or upon execution will have been) duly executed and delivered by Buyer and effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

       3.2 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents of Buyer; or
(ii) violate any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Buyer.

       3.3 ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by Buyer to Brite and Seller in this Agreement, the schedules or exhibits hereto, or any of the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein, not false or misleading.

4.     CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

       4.1 ACCESS. Brite shall afford, to Buyer and Buyer's accountants, counsel and representatives, full access during normal business hours throughout the period prior to the

Closing Date (or the earlier termination of this Agreement) to all of the properties, books, Contracts and records of Brite related to the Business (including, without limitation, Brite's accounting records, the workpapers of Brite's independent accountants, and all environmental studies, reports and other environmental records) and, during such period, shall furnish promptly to Buyer all information concerning the Business, Acquired Assets, Assumed Liabilities, and Business Personnel as Buyer may reasonably request.

       4.2 CONFIDENTIALITY. For purposes hereof, Brite, Seller and the Company will keep the matters contemplated herein and all information provided by Buyer related to Buyer and the Consolidation Transaction (as defined in SECTION 4.3) and potential participants therein, including without limitation Deloitte & Touche LLP, confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer will keep the matters contemplated herein and all information provided by Brite related to the Business and Brite confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer and Brite shall each cause their respective Affiliates, officers, directors, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby. Brite acknowledges that Buyer may provide information about the Business to other participants in the Consolidation Transaction. If this Agreement terminates without consummation of the Closing, Buyer and Brite shall, and shall cause their Affiliates to, each maintain the confidentiality of any information obtained from the other in connection with the transactions contemplated hereby, the Consolidation Transaction, and Buyer's business plans (the "INFORMATION"), other than Information that (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the Information was delivered; or
(ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to stop such disclosure; or (v) is subsequently and independently developed by employees, consultants or agents of the party to whom the Information was delivered without reference to the Information. If this Agreement terminates without consummation of the Closing, Buyer and Brite shall each return to the other all material containing or reflecting Information provided by the other, shall not retain any copies, extracts, or other reproductions thereof or derived therefrom, and shall thereafter refrain from using the Information and shall maintain its confidentiality pursuant to this Agreement.

       4.3    CONSOLIDATION TRANSACTIONS.   Concurrent with the transaction
contemplated hereby, Buyer is acquiring in a series of transactions various other companies engaged in the business of cost reduction, cost recovery and profit enhancement services by means of mergers into Buyer, or acquisitions by Buyer of all or substantially all of the assets or stock or other equity interests of such companies (collectively, the "CONSOLIDATION TRANSACTIONS"). Brite, Seller, and the Company acknowledge that as a result of the complexity of the transactions contemplated hereby and the Consolidation Transactions, the Closing contemplated hereby and the closing of the Consolidation Transactions must be concurrent at a time designated by Buyer. Accordingly, Brite, Seller, and the Company shall upon receipt of the Closing Notice but prior to the Closing Date (i) provide any outstanding documentation required to effect the Closing pursuant to this Agreement in escrow pending release upon authorization of Seller and Brite at the Closing, (ii) complete performance of their respective obligations hereunder and under the other Transaction Documents to be performed by the Closing, and (iii) update the schedules hereto and any other documentation or information provided to Buyer during the course of this transaction such that all such disclosures shall be accurate and current as of the Closing Date.

       4.4    CERTAIN CHANGES AND CONDUCT OF BUSINESS.

       (a) From and after the date of this Agreement and until the Closing (or the earlier termination of this Agreement), except as required or permitted pursuant to the terms hereof, Brite, Seller and the Company shall not:

                     (i) make any material change in the conduct of the Business; or terminate or amend any Contract or enter into any new contract related to the Business calling for payments by Brite in excess of $100,000 over the life of the contract or series of related contracts, without the prior written consent of Buyer, which may not be unreasonably withheld;

                     (ii) make any change in the charter documents or bylaws of the Company or permit the Company to have any assets, liabilities, business, or operations other than operations in the ordinary course of the Business, or to issue any shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for the capital stock of Brite:

                     (iii) make any sale, assignment, transfer, lease, abandonment or other conveyance of any of the Acquired Assets or any part thereof, except transactions required pursuant to existing Contracts set forth in SCHEDULE 2.11 and dispositions of inventory or worn out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

                     (iv) subject any of the Acquired Assets , or any part thereof, to any lien, security interest, charge, interest or other encumbrance, or suffer such to be imposed other than such liens, security interests, charges, interests or other encumbrances as may arise in the ordinary course of business consistent with past practices;

                     (v) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any employment, severance or consulting agreement related to any Business Personnel, or grant any increase in the compensation or benefits payable or to become payable to
       (A) any executive or the Business, or (B) any Business Personnel other than executives except in accordance with pre-existing contractual provisions applicable to such non-executives;

                    (vi) make or commit to make any capital expenditure in connection with the Business in excess of $10,000 or to invest, advance, loan, pledge or donate any monies to any customers or other persons or entities or to make any similar commitments with respect to outstanding bids or proposals in connection with the Business;

                     (vii) take any other action that would cause any of the representations and warranties made herein not to remain true and correct in all material respects;

                     (viii) make any change in any revenue recognition or cost allocation practices or method of accounting or accounting principle, method, estimate or practice related to the Business except for any such change required by reason of a concurrent change in GAAP, or write down the value of any Acquired Assets or write-off as uncollectible any Accounts Receivable included in the Acquired Assets except in the ordinary course of business consistent with past practices;

                     (ix) settle, release or forgive any material claim or litigation or waive any material right related to the Business;

                     (x) prior to December 1, 1998, permit Seller to have any interest in any Acquired Assets or Assumed Liabilities or any involvement with the Business;

                     (xii) delay payment of payables or accelerate collection of receivables relative to Brite's historical practices regarding the timing of such payments and collections; or

                     (xi)   commit itself to do any of the foregoing.

       (b) From and after the date hereof and until December 1, 1998 (or the earlier termination of this Agreement), Brite shall, and from December 1, 1998 to the Closing Date, the Company shall:

                     (i) maintain, in all material respects, the properties of Brite associated with the Business in accordance with present practices and in a condition suitable for their current use;

                     (ii) continue to conduct the Business in the ordinary course consistent with past practices;

                     (iii) keep the books of account, records and files associated with the Business in the ordinary course and in accordance with existing practices;

                     (iv) continue to maintain existing business relationships with suppliers and customers of the Business except to the extent that such relationships are, at the same time, judged in good faith to be non-beneficial;

                     (v)    maintain and comply with all Licenses;

                    (vi) comply with all Environmental Laws applicable to the Business, and upon receipt of notice that there exists a violation of any such Environmental Law, immediately notify Buyer in writing and promptly (and in any event within the time permitted by the applicable Governmental Entity) (A) as to areas over which Brite or Seller exercises control, remove or remedy such violation in accordance with all Environmental Laws; and (B) as to other areas, use its best efforts to have such violation removed or remedied in accordance with all Environmental Laws; and

                     (vii) keep in full force and effect any insurance policies comparable in amount and scope to coverage maintained by Brite (or on behalf of it) related to the Business or the Acquired Assets on the date hereof.

       4.5    RESTRICTIVE COVENANTS.

       (a) NON-COMPETITION. After the Closing, without the prior written consent of Buyer, Brite and Seller will not, directly or indirectly engage or become interested in, as owner, employee, partner, through equity ownership, investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, any business competitive with the Business (including within the definition of the Business, without limitation, any business of the type or types conducted by Brite through its Telecom Services division at any time during the two (2) year period preceding the Closing Date or under development by Brite in connection with the Business on the Closing Date) in any county or any other political subdivision of any state of the United States of America or of any other country in the world where Brite conducted the Business at any time during the two (2) year period preceding the Closing Date. This covenant not to compete shall extend for a period of three (3) years from the Closing Date. The parties hereto agree that the duration and area for which the covenant not to compete set forth in this SECTION 4.4 is to be effective are reasonable.

       (b) CONFIDENTIALITY. Brite and Seller acknowledge their intent to fully and effectively convey to Buyer all Proprietary Rights to be transferred to Buyer pursuant hereto, including, without limitation, each Trade Secret. Accordingly, notwithstanding the expiration of the covenant not to compete set forth in this SECTION 4.4 Brite and Seller shall at all times keep confidential and shall not disclose to others any Proprietary Rights and shall not use or permit to be used any Proprietary Rights for any purpose other than performance of obligations to Buyer.

       (c) NON-DIVERSION. For a period of three (3) years following the date hereof Brite and Seller shall not, and shall not permit any of their Affiliates to, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities related to the Business.

       (d) NON-RECRUITMENT. For a period of three (3) years following the date hereof, Brite and Seller will not, and shall not permit any of their Affiliates to, hire away, or cause any other person to hire away, any of the Business Personnel hired or retained by the Company after the Closing, or any employee of Buyer or its Affiliates, or directly or indirectly entice or solicit or seek to induce or influence any of such persons to leave their employment.

      (e) REMEDIES. The covenants contained in SECTION 4.4 impose a reasonable restraint on Brite and Seller in light of the activities and business of Brite and Seller and future plans of Buyer. Brite and Seller acknowledge that if Brite or Seller violates any of the covenants contained in this SECTION 4.4 (collectively, the "RESTRICTIVE COVENANTS"), it will be difficult to determine the resulting damages to Buyer and, in addition to any other remedies Buyer may have, (i) Buyer shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damages, and (ii) Buyer shall have the right to offset payment obligations to Seller to the extent of any money damages incurred or suffered by Buyer. The Prevailing Party (as defined in Section 7.15) shall be reimbursed by the non-prevailing party for all costs including reasonable attorneys' fees and expenses that may be incurred in enforcing or defending, to any extent, any of the Restrictive Covenants, whether or not litigation is actually commenced and including litigation of any appeal defended by Buyer where such party succeeds in enforcing any of the Restrictive Covenants. Buyer may elect to seek one or more remedies at its discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict Buyer from seeking any remedies in another situation. Such action by Buyer shall not constitute a waiver of any of its rights.

       (f) SEVERABILITY AND MODIFICATION OF ANY UNENFORCEABLE COVENANT. Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances. The covenant not to compete shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where the Business was conducted before the Closing.

              4.6    TAXES.

              (a) BRITE'S RESPONSIBILITIES FOR TAXES. Brite and Seller shall be liable for, and shall defend, indemnify and hold harmless Buyer and its directors, officers, employees, attorneys and agents from and against any and all Taxes of any kind or character that are (i) imposed on Seller, Brite or its group (other than Company) for any taxable year or (ii) imposed on Company, or for which Company may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portions of such taxable year ending on and including the Closing Date. Without limiting the generality of the foregoing, such indemnification obligation of Brite and Seller shall include (i) any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included Company and Taxes resulting from Company ceasing to be affiliated with Brite (or, if applicable, to be a member of Brite's consolidated, combined or unitary group) or attributable to the election to be made under Section 338(h)(10) of the Code, and (ii) any deferred income recharacterized as income by reason of Treasury Regulations Section 1.1502-13 and Treasury Regulations Section 1.1502-14 and any excess loss accounts taken into income under Treasury Regulations Section 1.1502-19 (and any similar state, local or foreign provision). The indemnification obligation provided hereunder shall include indemnification for costs and expenses, including reasonable attorney's fees and expenses and other costs and expenses associated with defense of a claim or incurred in obtaining indemnification hereunder, whether or not they are incurred in a formal proceeding.

              (b) BRITE'S TAX RETURN FILING OBLIGATIONS. Brite shall file or cause to be filed when due (i) all consolidated, combined or unitary Tax Returns that are required to be filed by or with respect to Company for taxable years or periods ending on or before the Closing Date and (ii) all other Tax Returns that are required to be filed by or with respect to Company that are due on or prior to the closing Date, and Brite shall pay any Taxes due in respect of (i) or (ii) above. Brite will take no position (unless required by law) or make any election on such Tax Returns that would adversely affect the Tax position of Company after the Closing Date.

              (c) BUYER'S RESPONSIBILITIES FOR TAXES. Buyer shall be liable for all Taxes of Company for any taxable year or period that begins after November 30, 1998 and, with respect to any taxable year or period beginning before and ending after November 30, 1998, the portion of such taxable year beginning after November 30, 1998.

              (d) BUYER'S TAX RETURN FILING OBLIGATIONS. Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to Company, other than the consolidated, combined or unitary Tax Returns referred to in SECTION 4.5(b) above, that are due after the Closing Date, and Buyer shall pay any Taxes due in respect of the Tax Returns described above, subject to reimbursement by Brite for Taxes Brite or Seller is liable for under SECTION 4.5(a) above.

              (e) TAXES FOR SHORT TAXABLE YEAR. Whenever it is necessary to determine the liability under this SECTION 4.5 for Taxes of Company for a portion of a taxable year or period that begins before and ends after November 30, 1998, the determination of the Taxes of Company for the portion of the year or period ending on, and the portion of the year or period beginning after November 30, 1998, shall be determined by assuming that Company had a taxable year or period which ended at the close of November 30, 1998 and that Company closed its books at that time.

              (f) REVIEW OF TAX RETURNS AND OTHER FILINGS. To the extent that one party (the "nonfiling party") would be liable under this SECTION 4.5 for Taxes payable with respect to, or would otherwise be subject to increased liability for Taxes as a result of, Tax Returns or other filings filed by another party (the "other party"), the other party shall allow the nonfiling party adequate opportunity to review and comment on such Tax Returns or other filings and shall not file such Tax Returns or other filings without the consent of the nonfiling party; provided, such nonfiling party agrees that it is liable for such Taxes hereunder and, provided further, that such consent shall not be unreasonably withheld.

              (g) CONTEST PROVISIONS. Buyer, Seller and Brite shall promptly notify each other in writing upon receipt by any of them, or any of their affiliates, or Company, of notice of any pending or threatened federal, state, local, or foreign tax audits or assessments which may materially affect the tax liabilities of Savings for which Brite or Seller would be required to indemnify Buyer pursuant to this Agreement.

              Brite shall have the sole right to represent Company's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice, at its expense. Notwithstanding the foregoing, Brite (i) shall consult with Buyer with respect to the resolution of any issue that would affect Buyer or Company in any way and to any extent, in the taxable periods subject to such proceeding or any other taxable periods (including, but not limited to, any resolution that would result in the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization of depreciation periods, the denial of amortization or depreciation deductions, or the reductions of loss or credit carry forwards to Company or Buyer), and (ii) shall not settle any such issue or file any amended return relating to such issue, without the consent of Buyer, which consent shall not be unreasonably withheld.

              Brite and Seller shall be entitled to participate at Brite's expense in the defense of any claim for Taxes for a period described in
SECTION 4.5(e)) for the portion of the year or period ending on November 30, 1998 that is the subject of indemnification by Brite hereunder. Neither Company nor Buyer may agree to settle any such claim for Taxes for the portion of the year or period ending on November 30, 1998 that is the subject of indemnification by Brite hereunder without the prior written consent of Brite, which consent shall not be unreasonably withheld. Brite shall not settle any such claim, or take any other action with respect to such claim, without the consent of Buyer, which shall not be unreasonably withheld.

              (h) TERMINATION OF TAX ALLOCATION AGREEMENTS. Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Seller, Brite or any member of Brite's group and Company shall be terminated as to Company as of December 1, 1998, and no payments which are owed by or to Company pursuant thereto shall be made thereunder.

              (i) SECTION 338(h)(10). At the request of Buyer, Seller shall make a joint election with Buyer under Section 338(h)(10) of the Code and under any similar provisions of state or foreign law with respect to the purchase of Company's Shares. Seller and Brite represent that Seller's sale of the Shares of Company is eligible for such election. If the election is made, Seller and Buyer shall on the Closing Date exchange completed and executed copies of Internal Revenue Service Form 8023, required schedules thereto, and any similar state and foreign forms. If Buyer determines that any changes are required in these forms as a result of information which is first available after the Closing Date, Seller will promptly cooperate with respect to such changes.

              If an election under Section 338(h)(10) of the Code is made, Brite and Buyer will (i) cause their respective accountants to negotiate in good faith, on their behalf, and agree to, or (ii) appoint an appraiser to determine, a purchase price and an allocation of that price among the assets of Company that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code or state or foreign law equivalent. Company and Brite shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including Internal Revenue Service Form 8594 or any equivalent statement.

             (j) EFFORTS TO OBTAIN CERTAIN DOCUMENTS. Brite and Seller shall, upon request, use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed on Company (including, but not limited to, with respect to the transactions contemplated by this Agreement).

              (k) COOPERATION AFTER CLOSING. After the Closing Date, Brite, Seller and Buyer shall:

                     (i) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this
Section 4.5;

                     (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Return of Company;

                     (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Company;

                     (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of Company for taxable periods for which the other may have a liability under this Agreement;

                     (v)    furnish the other with copies of all
correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period;

                     (vi) retain and (upon the other party's request) provide records and information that are reasonably relevant to any audit, litigation or other proceeding or to tax matters pertinent to Company relating to any taxable year or period beginning before the Closing Date until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods and give the other party reasonable written notice prior to transferring, destroying or discarding any such records and information; PROVIDED, if Buyer so requests, after receiving notice that such records are to be destroyed or discarded, Brite shall allow Buyer to take possession of such books and records; and, PROVIDED FURTHER, that Buyer shall not be required to give such notice to Brite after the expiration of the statute of limitations (and any extensions thereof known to Buyer) of the respective tax period to which such books and records relate;

                     (vii) provide, upon request, all information that may be required for reporting pursuant to Section 6043 of the Code and the regulations thereunder; and

                     (viii) abide by all record retention agreements entered into with any taxing authority.

              (l) TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by Brite when due, and Brite will, at its expense, file all necessary Tax Returns or other forms for such Taxes and other documentation with respect to all such matters. If required by applicable law, Buyer will join in the execution of any such returns or documentation.

       4.7 ACCESS TO RECORDS AND FILES. Brite shall have the right for a period of three (3) years following the Closing Date to have reasonable access to such books, records and accounts, correspondence, production records, employment records and other similar information as are included in the Acquired Assets pursuant to this Agreement for the limited purposes of concluding its involvement in the Business prior to the Closing Date. Buyer shall have the right for a period of three (3) years following the Closing Date to have reasonable access to those books, records and accounts, correspondence, and other records which are retained by Brite pursuant to the terms of this Agreement to the extent that any of the foregoing relate to Business or the Acquired Assets.

       4.8 COOPERATION IN LITIGATION. Each party will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to or after December 1, 1998(other than litigation between Buyer and/or its Affiliates or assignees, on the one hand, and Brite and/or its Affiliates or assignees, on the other hand, arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

       4.9    EMPLOYMENT.

       (a) Other than as listed on SCHEDULE 1.2, neither the Company nor Buyer shall assume any liabilities or obligations of Brite or Seller to any current or former employee or agent of Brite or Seller. Brite and Seller shall be solely responsible for, and neither the Company nor Buyer shall have, any liability or obligation to or in respect of any employee or agent or former employee or former agent of Brite or Seller or their beneficiaries and dependents, including, without limitation, any liability or obligation
(i) arising from such employee or agent's actual or constructive termination by Brite or Seller, or any notice and/or payment in lieu of notice required by applicable law in connection with such termination, (ii) in respect of any compensation, tenure, seniority, benefit or welfare plan or arrangement of any kind, (iii) to trusts or other funds or any Governmental Entity, with respect to unemployment compensation benefits, social security benefits, fringe benefits or any other benefits or obligations, or (iv) for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation, or (v) arising from the participation and/or accrual of benefits or compensation under, or failure to participate in or to accrue compensation or benefits under, any Employee Plans or other employee arrangement of Brite or Seller. Except as otherwise provided in SECTION 4.8(b), neither the Company nor Buyer shall have any obligation to any employee or agent of Brite or Seller to employ or engage any such employee or agent.

       (b) SCHEDULE 4.9 sets forth a list of all Business Personnel to whom Buyer intends, through the Company, to offer employment or engagements comparable to those with Brite as of the date hereof. Buyer shall, through the Company, offer employment or such similar engagements to all of the persons listed on SCHEDULE 4.9 at such salaries, wages or compensation rates and such medical insurance and other benefits as Buyer may determine At any time after the Closing Buyer may, but is in no way obligated to, offer employment or similar engagements to Business Personnel not listed on
SCHEDULE 4.9. Effective as of December 1, 1998, all employees of Brite employed by the Company shall cease to participate in or accrue benefits under any Employee Plan or arrangements maintained by Brite, except with respect to continued participation in medical, life and disability coverages.

       (c) If any of the Business Personnel elects to become employed or engaged by the Company, the employment or relationship between such employee or agent and Brite shall first terminate and such employee or agent shall then be employed or engaged by the Company according to policies and procedures determined by Buyer.

       4.10 CHANGE OF NAME. Promptly after the Closing Date Brite and its Affiliates will discontinue using the names "Telecom Services Limited", "TSL" or any other names confusingly similar to "Telecom Services Limited", "TSL" or any other name or names under which, at any time, the Business was conducted.

       4.11   COLLECTION OF ACCOUNTS RECEIVABLE.

       (a) Not later than December 16, 1998, Brite shall deliver to Buyer a list of all Accounts Receivable outstanding on December 1, 1998, all of which will be included in the Acquired Assets.

       (b) Brite and Seller hereby authorize Buyer and the Company to open any and all mail addressed to Brite (if delivered to Buyer or the Company) if received on or after December 1, 1998 and hereby grants to Buyer and the Company a power of attorney to endorse and cash any checks or instruments made payable or endorsed to Brite or Seller or its order and received by Buyer or the Company.

       Brite and Seller shall forward promptly to Buyer any monies, checks or instruments received by Brite or Seller after the Closing with respect to the Accounts Receivable.

       4.12 BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to cause the fulfillment of the conditions to Closing set forth herein and to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

       4.13 BULK SALES LAWS. Brite and Seller shall comply with the provisions of any applicable bulk sales laws applicable to the transactions contemplated hereby, and shall be responsible and liable for the costs of any non-compliance, irrespective of which party is obligated under such laws.

       4.14 CLOSING DATE NET WORTH. On December 1, 1998, the Company will have a net worth, calculated in accordance with GAAP, of at least Three Million Six Hundret Thousand Dollars ($3,600,000).

       4.15 FURTHER ASSURANCES. Upon the reasonable request of a party or parties hereto at any time after the Closing Date, the other party or parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Shares and title of the Company and its successors and assigns to the Acquired Assets and otherwise to effectuate the purposes of this Agreement.

       4.16 NOTICE OF BREACH. At all times before the Closing, and thereafter until the second anniversary of the Closing Date, each of the parties hereto shall promptly give written notice with particularity of any breach or inaccuracy of any representation, warranty, agreement or covenant of such party contained herein or in any other Transaction Document to the parties to whom or which such representation, warranty or covenant was made.

       4.17   CONTRACTS AND LICENSES.

       (a) Brite shall use its best efforts to obtain all necessary consents, waivers, authorizations and approvals of all persons, firms or corporations required in connection with the execution, delivery and performance by Brite and the Company of this Agreement

       (b) To the extent that the terms of any Contract or License require the consent of any third party to avoid giving any third party the right to cancel or terminate the Contract or License or impose extra charges or penalties in connection with the transactions contemplated by this Agreement, the assignment thereof to the Company will be deferred until such consent is received. With respect to Contracts, pending receipt of such consents, Brite will, to the extent legally permissible, subcontract performance to the Company, and the Company will receive in respect of its subcontract performance all payments earned under the Contract. If subcontracting is not permissible, then pending assignment the parties will cooperate to determine a reasonable arrangement that is designed to provide for Buyer the benefits intended to be assigned to the Company (and indirectly to Buyer) under the relevant Contract or License, including, without limitation, enforcement for the account of Buyer of any and all rights of Brite against the other party to any Contract arising out of the breach of cancellation of Contract by such other party. However, notwithstanding this SECTION 4.17(b), Brite will not be required to conduct the Business after the Closing, and Buyer will reimburse Brite for costs incurred by Brite pursuant to this SECTION 4.17(b) and will indemnify Brite against liabilities incurred in performance under this SECTION 4.17(b) pursuant to SECTION 5.3. The reimbursement and indemnification described in the preceding sentence shall not be subject to
SECTION 5.7.

       4.18 SUPPLEMENTAL DISCLOSURE. At the Closing, Brite shall promptly supplement or amend each of the schedules and the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or listed in the schedule or the Disclosure Schedule or which is necessary to complete or correct any information in the schedules or the Disclosure Schedule.

       4.19 HSR. Buyer and Brite shall cooperate in preparing and delivering to the Department of Justice and the Federal Trade Commission notification of the transactions contemplated hereby pursuant to, and shall use their best efforts to obtain early termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"). Buyer shall pay all filing fees payable under the HSR Act in connection with the transactions contemplated hereby. Each of Buyer and Brite shall pay its own costs incurred in preparation of all reports and notifications required under the HSR Act.

       4.20   COMPETING PROPOSALS.

       (a) Brite shall not, directly or indirectly, initiate, solicit, encourage or participate in any discussions or negotiations with, or provide any nonpublic information to, any person or entity concerning any potential offer (other than as described herein) to acquire the Business or any assets thereof or interests therein, or any other transaction or arrangement that would interfere with the transactions contemplated hereby (a "COMPETING PROPOSAL");

       (b) Brite shall promptly communicate to Buyer the existence or occurrence and terms of any Competing Proposal or contact related thereto which Brite or any of its employees, directors, or agents may receive in respect of any such proposed transaction and the identity of the person, entity or group from whom such proposal or contact was received; and

       (c) Brite shall not transfer or hypothecate the Business or any assets thereof or interests therein except to Buyer, or enter into any agreement with any person other than Buyer in connection with any of the foregoing.

       4.21 SERIES A PREFERRED STOCK. Buyer shall not amend the Articles of Incorporation of the Company in any manner which will diminish the rights of the Series A Preferred Stock delivered to Seller as a portion of the Purchase Price pursuant to SCHEDULE 1.4.

       4.22   EMPLOYEE PLANS.

       (a) Effective as of December 1, 1998 and contingent upon the Closing, Transferred Employees shall cease to accrue benefits under the Brite Voice Systems, Inc. 401(k) Plan ("Seller's 401(k) Plan"). Seller shall (1) cause the account of each Transferred Employee who has an accrued benefit in Seller's 401(k) Plan as of the Closing to become 100% vested and (2) cause the account of each Transferred Employee in Seller's 401(k) Plan to include an allocable share of such contributions as would have been made between the last date of contribution and December 1, 1998 in the same manner as if the transaction contemplated by this Agreement had not occurred. As soon as practicable following December 1, 1998, Seller shall segregate, in accordance with the spin-off provisions of Code Section 414(l), the accounts of the

Transferred Employees under Seller's 401(k) Plan and shall transfer such account balances to the trustee of a 401(k) Plan maintained by Buyer for such Transferred Employees in a manner consistent with Code Section 414(l). All such transfers from Seller's 401(k) Plan shall be in the form of cash or cash equivalents. For purposes of this SECTION 4.22, the term Transferred
Employee shall mean each employee of Seller who as of the Closing becomes an employee of Buyer, in each case whether or not actively employed on such date.

       (b) Seller shall treat the transaction contemplated by this Agreement as a termination of employment with respect to the Transferred Employees for Seller's health plans, and shall be responsible to provide health care continuation coverage under Seller's health plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), effective as of Closing. Buyer shall not assume, and Seller agrees to be solely responsible for, all liabilities with respect to COBRA coverage for Transferred Employees for qualifying events arising on or prior to December 1, 1998.

       4.23   REAL PROPERTY LEASES.

       In the event that prior to the Closing Brite and Seller have failed to obtain Consents to the transfer of the Real Property Leases from Brite to the
Company:

       (a) Brite, Seller, the Company and Buyer shall continue to use their best efforts to obtain such Consents after the Closing Date.

       (b) Prior to the execution of the consent necessary to transfer a Real Property Lease, Brite shall remain liable to the landlord and his successors and assigns upon such Real Property Lease; PROVIDED, HOWEVER that Brite's liability is subject to Buyer's obligation to indemnify Brite, without regard to the Threshold described in SECTION 5.7, for any amounts that Brite may be required to pay under such Real Property Lease which the Company, had the lease been assigned, should have paid after December 1, 1998 under such Real Property Lease.

       (c) With respect to any Real Property Lease which is terminated by the lessor because of the change in tenancy from Brite to the Company, Brite shall reimburse Buyer and the Company (and shall indemnify Buyer and the Company without regard to the Threshold described in SECTION 5.7), for (i) any increased rent payment incurred by Buyer or the Company to another landlord for comparable replacement space for a term corresponding to the original Real Property Lease term and for (ii) any and all costs incurred by Buyer and the Company associated with relocating from the original space to the replacement space.

5.     SURVIVAL; INDEMNIFICATION.

       5.1 SURVIVAL. The representations and warranties made in this Agreement or in any exhibit, schedule, or any Transaction Document or certificate shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby until the second anniversary of the Closing Date, except those representations and warranties contained in
(i) SECTION 2.12 (Compliance with Law), 2.20 (Taxes), and 2.21 (Brokers), which will survive until the expiration (including extensions) of the applicable statute of limitations;

(ii) SECTION 2.19 (Environmental Matters), which will survive until the seventh anniversary of the Closing Date; and (iii) SECTIONS 2.3 (Acquired Assets) and 2.22 (The Company) and 2.23 (The Seller), which will survive indefinitely. As to any matter which is based upon willful fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this
SECTION 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

       5.2 INDEMNIFICATION BY BRITE. Subject to the limits set forth in this SECTION 5, Brite, Seller and their successors and assigns shall jointly and severally indemnify, defend and hold harmless Buyer and, if the transactions contemplated hereby are consummated, the Company, and their respective Affiliates, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities obligations, assessments, penalties and interest, demands, actions and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("LOSSES") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

       (a) the operations of Brite or Seller and the ownership or operation of the Excluded Assets including, without limitation, the operation or maintenance of the Employee Plans at any time before or after the Closing;

       (b) the ownership or operation of the Acquired Assets or Business before December 1, 1998;

       (c) any obligations of the Company accrued or arising from actions taken by Brite, Seller or the Company before December 1, 1998 other than the Assumed Liabilities;

       (d) any untruth or inaccuracy of any representation or warranty made by Brite, Seller or the Company in this Agreement or any Transaction Document;

       (e) the breach of any covenant, agreement or obligation of Brite, Seller or the Company contained in this Agreement or any Transaction Document;

       (f) any claims against, or liabilities or obligations of, Brite or Seller not specifically assumed by Buyer pursuant to this Agreement;

       (g) employment or retention by Brite or its Affiliates of any persons and termination of such employment or retention; and

      (h) any tax liability arising or resulting from the structure of the transactions contemplated by this Agreement.

       5.3 INDEMNIFICATION BY BUYER. Subject to the limits set forth in this SECTION 5, Buyer and, if the transactions contemplated hereby are consummated, the Company, shall indemnify, defend and hold harmless Brite and its Affiliates and the officers, directors, employees and agents of any of them from and against any and all Losses reasonably incurred by any such indemnitee arising out of or in connection with any of the following:

       (a) the ownership and operation of the Acquired Assets and the Business after December 1, 1998;

       (b) any untruth or inaccuracy of any representation or warranty made by Buyer in this Agreement or any other Transaction Document;

       (c) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any Transaction Document;

       (d) any claims against, or liabilities or obligations of, Brite specifically assumed by the Company pursuant to this Agreement;

       (e) employment or retention by Buyer or its Affiliates of any persons and termination of such employment or retention and;

       (f) any obligations of the Company accrued or arising from actions taken by Buyer or the Company after the Closing.

       5.4    INDEMNIFICATION PROCEDURE.

       (a) Whenever any claim shall arise for indemnification hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall promptly give written notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

       (b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Indemnitee may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the expense of the Indemnitee's separate participation, including all fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complee release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

       (c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of SECTION 5.4(b), or if the Indemnitor fails diligently to prosecute such defense, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim after giving reasonable notice to the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

       (d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

       5.5 PAYMENT. All payments owing under this SECTION 5 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with SECTION 5.4(c) or proceeds with separate counsel in accordance with SECTION 5.4(b), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

       5.6 SET-OFF. In addition to any rights of set off or other rights that any of the Indemnitees may have at common law, by statute or otherwise, each Indemnitee, notwithstanding SECTION 5.7, shall have the right to set off any amount that is owed by such Indemnitee to an Indemnitor against any amount otherwise payable by the Indemnitor to the Indemnitee.

       5.7 LIMITATIONS. Notwithstanding any provision of this Agreement to the contrary, except as otherwise contemplated in Section 5.6 and Section 4.17(b), no party shall have any obligation to indemnify any person entitled to indemnity under this SECTION 5 or to pay damages in respect of contract claims arising under this Agreement or any other Transaction Document unless the persons so entitled to indemnity or recovery thereunder have suffered Losses in an aggregate amount attributable to all claims and obligors in excess of Two Hundred Thousand Dollars ($200,000) (the "THRESHOLD"). Once the aggregate amount of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses, including any amounts which constituted the Threshold. No person shall be entitled to indemnification under this SECTION 5 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement or any duty to the potential Indemnitor.

       6.     CONDITIONS TO CLOSING.

       6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of Brite, Seller and the Company, on the one hand, and Buyer, on the other hand, to consummate the transactions contemplated hereby shall be subject to the fulfillment, before the Closing Date, of the conditions set forth in this
SECTION 6.1, any one or more of which may be waived in writing by the party entitled to the benefit of such condition; provided, however, that such waiver will not diminish such party's right to indemnification pursuant to
SECTION 5, unless so stated, and provided further that Brite, Seller and the Company will be required to perform their obligations hereunder, notwithstanding lack of fulfillment of the conditions set forth in this
SECTION 6.1, if Buyer agrees in writing to be liable for, and to indemnify Brite and Seller from and against, any obligations that Brite and Seller would incur as a result of consummating the transactions contemplated hereby notwithstanding the fact that the conditions in this SECTION 6.1 have not been fulfilled.

       (a) NO ACTION OR PROCEEDING. No preliminary or permanent injunction or other order issued by any Governmental Entity that declares this Agreement invalid in any material respect or prevents or would be violated by the consummation of the transactions contemplated hereby, or which materially adversely affects the assets, properties, operations, prospects, net income or financial condition of Brite or Seller is in effect; and no action or proceeding, has been instituted or threatened by any Governmental Entity, other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement the result of which could constitute a Material Adverse Change.

       (b) COMPLIANCE WITH LAW. There shall have been obtained all permits, approvals, and consents of all Governmental Entities that counsel for Buyer or for Brite and Seller may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable laws, including, without limitation, expiration or termination of the waiting period prescribed by the HSR Act.

       6.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this SECTION 6.2, any one or more of which may be waived by Buyer in its discretion; provided however, such waiver will not waive or diminish Buyer's right to indemnification pursuant to SECTION 5, unless so stated:

       (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Brite, Seller and the Company contained in this Agreement or in any Transaction Document delivered pursuant hereto shall be true and correct in all material respects as of the date hereof and on the Closing Date, and at the Closing Brite, Seller and the Company shall each have delivered to Buyer a certificate dated the Closing Date to such effect signed by the President or any Vice President and the Secretary or any Assistant Secretary of Brite, Seller and the Company.

       (b) PERFORMANCE OF BRITE AND SELLER. Brite, Seller and the Company have performed in all material respects all obligations required to be performed by them under this Agreement on or before the Closing Date, and at the Closing Brite shall have delivered to Buyer a certificate to such effect dated the Closing Date and signed by the President or any Vice President and the Secretary or any Assistant Secretary of Brite.

       (c) CONSENTS TO ASSIGNMENTS OF CERTAIN CONTRACTS. All necessary consents to the assignment of all Contracts requiring consents as a condition to their assignment to and assumption by the Company as described herein shall have been obtained in written instruments reasonably satisfactory to Buyer.

       (d) ADDITIONAL CLOSING DOCUMENTS OF BRITE. Buyer has received, or is receiving at the Closing, all of the following, each duly executed by the parties thereto (other than Buyer) and dated the Closing Date (or an earlier date satisfactory to Buyer), in form and substance satisfactory to Buyer:

                     (i) Copies, certified by the Secretary or an Assistant Secretary of Brite and Seller of resolutions of the Board of Directors of Brite and Seller authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby;

                     (ii) Leasehold deeds of trust or similar forms of conveyance in proper statutory form for recording duly executed and acknowledged by Brite and Seller covering the Real Property Leases to be conveyed to the Company pursuant to this Agreement;

                     (iii) Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquired Assets, or any part thereof, as Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to the Company of the Acquired Assets to be transferred pursuant to this Agreement; and

                     (iv) Such other documents as Buyer may reasonably request.

       (e) CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Entity, and of any other person or entity, required under the Contracts, Licenses or otherwise in connection with the execution, delivery and performance of this Agreement, the absence of which could result in material liability or a Material Adverse Change or the cancellation or adverse change in terms of, or payments under, any Contract, have been duly obtained in form reasonably satisfactory to Buyer and are in full force and effect on the Closing Date.

       (f) NO ADVERSE CHANGES. Between the date of this Agreement and the Closing Date there shall not have occurred any Material Adverse Change or any event or circumstance that may result in a Material Adverse Change.

       (g) DUE DILIGENCE. Buyer is satisfied with the results of its due diligence review of the Acquired Assets, the business, operations, financial condition and prospects of the Business.

       (h) FINANCING. Buyer shall have available, on commercially reasonable terms reasonably satisfactory to Buyer, debt financing sufficient to finance the Cash Payment (as defined in Schedule 1.4), and to provide Buyer with adequate working capital following the Closing.

       (i) BULK SALES. Brite and Seller shall have complied, on their behalf and on behalf of Buyer, with all bulk sales laws applicable to the transactions contemplated hereby, including requirements imposed upon Buyer under applicable law.

       (j) AUDIT. A review of the books, records and results of operations of the Business as of September 30, 1998 has been completed and Buyer is satisfied that the results thereof are substantially consistent with the unaudited financial statements of the Business through the same period and other information provided to Buyer by Brite and do not reflect any Material Adverse Change since December 31, 1997.

       (k) EMPLOYEE MATTERS. Buyer is reasonably assured that the employees and independent contractors identified on SCHEDULE 4.9 are of a quantity and having the skills sufficient for the operation of the Business, and are continuing their employment or affiliation with the Company after the Closing on terms acceptable to Buyer, Buyer has received an Employee General Release Agreement in the form of EXHIBIT D hereto executed by each such employee or independent contractor, and the persons listed on SCHEDULE 6.2 shall have entered into employment contracts substantially in the form attached hereto as EXHIBIT E.

       (l) OPINION OF COUNSEL. Buyer has received a favorable opinion, dated as of the Closing Date, from counsel to Brite and Seller in substantially the form of EXHIBIT F. In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon a certificate of Brite, or its officers, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by Buyer.

       (m) LEGAL MATTERS. All Transaction Documents required to be executed or delivered by or on behalf of Brite, Seller and the Company under this Agreement, and all other actions and proceedings required to be taken by or on behalf of either of them in furtherance of the transactions contemplated hereby, are in form and substance reasonably satisfactory to counsel for Buyer.

       (n) STOCKHOLDER AGREEMENT. Buyer has received an executed Stockholder Agreement substantially in the form of EXHIBIT H.

       (o) CERTIFICATES. Seller shall have delivered to Buyer the certificates representing the Shares and the stock certificates or stock powers as described in SECTION 1.4.

       (p) STOCK BOOKS. The Company shall have delivered the stock books, stock ledgers, minute books and corporate seals of the Company.

       (q) OTHER CLOSING DOCUMENTS. Buyer has received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Brite, Seller and the Company or in furtherance of the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

       6.3 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Brite and Seller to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this SECTION 6.3 any one or more of which may be waived by Brite and Seller and the Company in writing in its discretion; provided however, such waiver will not waive or diminish the right of Seller to indemnification pursuant to SECTION 5, unless so stated:

       (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained in this Agreement or in any Transaction Document shall be true and correct in all material respects on the date hereof, and at the Closing Buyer shall have delivered to Brite a certificate to such effect dated the Closing Date, signed by the President or any Vice President and the Secretary or any Assistant Secretary of Buyer.

       (b) PERFORMANCE OF COVENANTS. Each of the obligations of Buyer to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing Buyer shall have delivered to Brite a certificate to such effect dated the Closing Date signed by the President or any Vice President and the Secretary or any Assistant Secretary of Buyer.

       (c) AUTHORITY. All actions required to be taken by, or on the part of, Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Buyer.

      (d) ADDITIONAL CLOSING DOCUMENTS OF BUYER. Buyer has executed and delivered, or is executing and delivering at the Closing the following documents, each dated the Closing Date:

                     (i) Copies, certified by the Secretary or an Assistant Secretary of Buyer, of resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby; and

                     (ii) Such other closing documents as Brite may reasonably request.

       (e) CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Entity, and of any other person or entity, required in connection with the execution, delivery and performance of this Agreement, the absence of which could result in material liability to Brite, have been duly obtained and are in full force and effect on the Closing Date; provided however, that Brite, Seller and the Company will be required to perform their obligations hereunder, notwithstanding lack of fulfillment of the conditions set forth in this SECTION 6.3(e), if Buyer agrees in writing to be liable for, and to indemnify Brite and Seller from and against, any obligations that Brite or Seller would incur as a result of consummating the transactions contemplated hereby notwithstanding the fact that the conditions in this SECTION 6.3(e) have not been fulfilled.

       (f) OPINION OF COUNSEL. Brite has received a favorable opinion, dated as of the Closing Date, from counsel to Buyer, in substantially the form of EXHIBIT G. In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon a certificate of Buyer, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by Brite.

       (g)    PURCHASE PRICE.  Seller has received:

                     (i)    the Cash Payment (as defined in SCHEDULE 1.4);

                     (ii)   the Warrants (as defined in SCHEDULE 1.4); and

                     (iii) certificates representing the Preferred Stock (as defined in SCHEDULE 1.4).

       (h) LEGAL MATTERS. All Transaction Documents required to be executed or delivered by or on behalf of Buyer under this Agreement, and all other actions and proceedings required to be taken by or on behalf of Buyer in furtherance of the transactions contemplated hereby, are in form and substance reasonably satisfactory to counsel for Brite .

       (i) OTHER CLOSING DOCUMENTS. Brite has received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Buyer or in furtherance of the transactions contemplated by this Agreement as Brite may reasonably request.

7.     MISCELLANEOUS.

       7.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated (a) by Buyer, if (i) Brite, Seller or the Company fails to comply in any material respect with any of its or their covenants or agreements contained herein, or (ii) any of the representations and warranties of Brite, Seller or the Company are breached or is inaccurate in any material way; or (b) by Brite, or Buyer if (i) a Governmental Entity has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or (ii) a condition to its performance hereunder has not been satisfied or waived prior to November 30, 1998. Notwithstanding the foregoing, a party may not terminate this Agreement if the event giving rise to the termination right results from the willful failure of such party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such party or if such party is, at such time, in material breach of this Agreement.

       In the event of termination of this Agreement pursuant to this SECTION 7.1, written notice shall be given forthwith by the terminating party to the other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any party. If this Agreement is terminated as provided herein, no party to this Agreement will have any liability or further obligation to any other party to this Agreement except as provided in SECTIONS 2.21 (Brokers), 4.2 (Confidentiality), 5 (Survival; Indemnification), 7.12 (Expenses), 7.13 (Arbitration), 7.14 (Submission to Jurisdiction) and 7.15 (Attorneys' Fees), and except that termination of this Agreement will not affect any liability of any party for any breach of this Agreement prior to termination, or any breach at any time of the provisions hereof surviving termination.

       7.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this SECTION 7.2:

              If to Buyer:                President
                                          ProfitSource Corporation
                                          695 Town Center Drive, Suite 400
                                          Costa Mesa, California 92626
                                          Tel: (949) 429-5500
                                          Fax: (949) 429-5599

                     With a copy to:      Brian W. Copple
                                          Gibson, Dunn & Crutcher LLP

                                          4 Park Plaza, Jamboree Center
                                          Irvine, California  92614
                                          Tel: (949) 451-3874
                                          Fax: (949) 451-4220

              If to Brite or Seller:
                                          Brite Voice Systems, Inc.
                                          250 International Parkway, Suite 300
                                          Heathrow, Florida 32746
                                          Attn:  Glenn Etherington, CFO
                                          Tel: (407) 357-1002
                                          Fax: (407) 357-1400

                     With a copy to:      Thomas P. Garretson
                                          Triplett, Woolf & Garretson, LLC
                                          2959 North Rock Road, Suite 300
                                          Wichita, Kansas 67226
                                          Tel: (316) 630-8100
                                          Fax: (316) 630-8101

       7.3 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto, except that Buyer may assign its rights and obligations under this Agreement in whole or in part to any Affiliate or Affiliates of Buyer or any successor to all or substantially all of the Business or assets of Buyer and Brite may assign its rights and obligations under this Agreement in whole or in part to any Affiliate or Affiliates of Brite or any successor to all or substantially all of the Business or assets of Brite with the written consent of Buyer, which consent may not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

       7.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its choice-of-law principles.

       7.5 COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

       7.6 PUBLICITY. Prior to the Closing Date, no party may, nor may it permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties.
Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall consult in good faith with the other party prior to the issuance of any such press release or announcement. Buyer acknowledges that upon the execution of this Agreement Brite is required by law to announce its existence.

       7.7 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the Transaction Documents contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

       7.8 MODIFICATIONS, AMENDMENTS AND WAIVERS. At any time prior to the Closing Date or termination of this Agreement, any party may, (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any Transaction Document; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights of remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing by the party entitled to the benefit of such provision.

       7.9 HEADINGS; REFERENCES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Sections, Schedules and Exhibits refer to the referenced Sections, Schedules or Exhibits hereof unless otherwise specified.

       7.10 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

       7.11 DUE DILIGENCE INVESTIGATION. All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

       7.12 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer, and all fees, costs, and expenses incurred by Brite, Seller and the Company in connection with the transactions contemplated by this Agreement shall be borne by Brite.

       7.13   ARBITRATION.

       (a) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such rules or procedures vary from the following provisions. The arbitration shall be conducted by one independent and impartial arbitrator, appointed by the AAA; provided however, if the claim and any counterclaim, in the aggregate, exceed Two Hundred Thousand Dollars ($200,000) (the "THRESHOLD"), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators as provided herein (such arbitrator or arbitrators are hereinafter referred to as the "ARBITRATOR"). The judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in New York, New York unless the parties otherwise agree to another location.

              (b) If a party hereto determines to submit a dispute for arbitration pursuant to this SECTION 7.13, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten (10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement, and if pursuant to SECTION 7.11(a) one (1) Arbitrator is to be appointed, a request to appoint the Arbitrator. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. If the claim set forth in the Notice of Counterclaim causes the aggregate amount in dispute to exceed the Threshold, the Notice of Counterclaim shall so state. If pursuant to SECTION 7.11(a) three (3) Arbitrators are to be appointed, within fifteen
(15) days after receipt of the Arbitration Notice, each party shall select one person to act as Arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such time, the third arbitrator shall be selected by the AAA. Each Arbitrator shall be a practicing attorney or a retired or former judge with at least twenty (20) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

       (c) Once an Arbitrator is assigned to hear the matter, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

       (d) At the pre-hearing conference, the Arbitrator shall have the discretion to order, to the extent the Arbitrator deems relevant and appropriate, that each party may (i) serve a maximum of no more than twenty
(20) requests for the production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of three (3) witnesses. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The response to the document demand, the documents to be produced, and the responses to the interrogatories shall be exchanged thirty (30) days later. Each deposition must be concluded within four (4) hours and all depositions must be taken within thirty (30) days of the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.

       (e)    The parties must file briefs with the Arbitrator at least three
(3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law.

The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

       (f) Each party may be joined as an additional party to an arbitration involving other parties. If more than one arbitration is begun and any party contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

       (g) The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the deposition of any claim.

       (h) To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

       7.14 SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the State and Federal courts located in New York, New York. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of FORUM NON CONVENIENS or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates and acknowledges that it has had sufficient minimum contacts with New York such that the State and Federal courts located in the New York, New York shall have IN PERSONAM jurisdiction over each of them for the purpose of litigating any dispute, controversy, or proceeding brought in accordance with this paragraph. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in
SECTION 7.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

       7.15 ATTORNEYS' FEES. If Buyer or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Brite or Seller or any of their Affiliates successors or assigns, or if Brite or Seller or any of their Affiliates successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Buyer or any of its Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "ACTION"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

       For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

       For purposes of this paragraph, "PREVAILING PARTY" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party.

       7.16 ENFORCEMENT OF THE AGREEMENT. Brite, Seller, the Company and Buyer acknowledge that irreparable damage would occur if any of the obligations of Brite, Seller and the Company under this Agreement were not performed in accordance with their specific terms or were otherwise breached.
 Buyer will be entitled to an injunction or injunctions to prevent breaches of this Agreement by Brite, Seller or the Company and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which Buyer is entitled at law or in equity.

              IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

BRITE VOICE SYSTEMS, INC.

By:           s/ Stanley G. Brannan
        -----------------------------------------
Name:         Stanley G. Brannan
        -----------------------------------------
Title:        President
        -----------------------------------------

BVS INVESTCO, INC.

By:           s/ Daniel F. Lindley
        -----------------------------------------
Name:         Daniel F. Lindley
        -----------------------------------------
Title:        Assistant Secretary
        -----------------------------------------

TSL SERVICES, INC.

By:           s/ Glenn A. Etherington
        -----------------------------------------
Name:         Glenn A. Etherington
        -----------------------------------------
Title:        President
        -----------------------------------------

PROFITSOURCE CORPORATION

By:           s/ David M. Ehlen
        -----------------------------------------
Name:         David M. Ehlen
        -----------------------------------------
Title:        Chief Operating Officer
        -----------------------------------------

                                     EXHIBIT A
                     BVS INVESTCO, INC. CONTRIBUTION AGREEMENT

              THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of ___________ ___, 1998, by and between BRITE VOICE SYSTEMS, INC., a Kansas corporation acting through its TSL division ("BRITE") , and BVS Investco, Inc., a Delaware corporation ("SELLER"), with reference to the following facts:

              A. ProfitSource Corporation, a Delaware corporation ("PROFITSOURCE"), Brite, BVS and TSL Services, Inc. a Delaware corporation (the "COMPANY"), have entered into that certain Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which (i) Brite is contributing substantially all of the assets of its TSL division (the "BUSINESS") to Seller in exchange for all of the stock of Seller, (ii) Seller is contributing the Business to the Company in exchange for all of the stock of the Company, (iii) and ProfitSource is purchasing all of the stock of the Company from Seller. Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Purchase Agreement.

              B. Consistent with the Purchase Agreement, Brite desires to transfer to Seller the Acquired Assets and the Assumed Liabilities in exchange for One Hundred Percent (100%) of the equity of Seller, on the terms and conditions set forth herein.

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                                         I.

                               CONTRIBUTION OF ASSETS

              1.1 CONTRIBUTION OF ASSETS. Subject to the terms and conditions of this Agreement, Brite hereby sells, conveys, transfers, assigns and grants to Seller, and Seller accepts, all of Brite's legal, beneficial and other right, title and interest in and to the Acquired Assets, as more particularly described on Schedule 1 (collectively, the "CONTRIBUTED ASSETS"):

              1.2 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, Brite hereby assigns and transfers to Seller, and Seller assumes and agrees to perform according to their terms, the Assumed Liabilities, as more particularly described on Schedule 2 (the "ASSUMED LIABILITIES").

              1.3 DELAYED TRANSFERS. If any consent with respect to the assignment, transfer or bifurcation of any contract, agreement, lease or other instrument included in the Contributed Assets or the Assumed Liabilities is required in connection with the transfer to Seller hereby but has not been obtained on or prior to the date hereof and Brite is unable (by sublease or otherwise) to transfer the legal benefits and burdens thereof to Seller, such contract, assignment, lease or instrument (each a "DELAYED ASSET") shall not be transferred as a Contributed Asset hereunder and any related liability (each a "DELAYED LIABILITY") shall not be assumed by Seller, unless and until such required consent has been obtained or Brite is otherwise able to effect transfer thereof to Seller without breach. Notwithstanding the foregoing, if such a required consent to transfer is not obtained, or a transfer called for hereunder cannot be completed for any other reason, Brite and Seller will cooperate to attempt to provide to Seller the benefits of any such Delayed Assets; PROVIDED, HOWEVER, that pending transfer as provided herein, Seller shall assume, pay and perform (and indemnify and hold Brite harmless from and against) all obligations and liabilities related to such Delayed Asset or Delayed Liability and shall promptly reimburse Brite for all of its actual costs and expenses in connection with any such arrangement. At such time and on each occasion after the date hereof that transfer of a Delayed Asset or Delayed Liability can be completed, such Delayed Asset or Delayed Liability shall forthwith automatically be transferred and assigned to and assumed by Seller hereunder.

                                        II.

                             EXCHANGE SOLELY FOR stock

              2.1 EXCHANGE SOLELY FOR STOCK. In exchange and as sole consideration for the Contributed Assets, and (together with assumption of the Assumed Liabilities) in full payment for such Contributed Assets, Seller shall issue to Brite a certificate representing 1,000 shares of Company common stock, par value $1.00 (the "COMMON STOCK"), which is One Hundred Percent (100%) of the equity of Seller.

              IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties by duly authorized representatives as of the Effective Date.

                              BRITE VOICE SYSTEMS, INC.,
                              a Kansas corporation

                              By:    _______________________________

                              Name:  _______________________________

                              Title: _______________________________


                              BVS INVESTCO, INC.,
                              a Delaware corporation

                              By:    _______________________________

                              Name:  _______________________________

                              Title: _______________________________

                                     SCHEDULE 1
                                  ACQUIRED ASSETS

                                     SCHEDULE 2
                                ASSUMED LIABILITIES

                                     EXHIBIT B


                       TSL SERVICES, INC. CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of __________ ___, 1998, by and between BVS Investco, Inc., a Delaware corporation ("SELLER"), and TSL Services, Inc., a Delaware corporation (the "COMPANY"), with reference to the following facts:

          A. ProfitSource Corporation, a Delaware corporation ("PROFITSOURCE"), Brite Voice Systems, Inc., a Kansas corporation acting through its TSL division ("BRITE"), BVS and the Company, have entered into that certain Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which (i) Brite is contributing substantially all of the assets of its TSL division (the "BUSINESS") to Seller in exchange for all of the stock of Seller, (ii) Seller is contributing the TSL Business to the Company in exchange for all of the stock of TSL, (iii) and ProfitSource is purchasing all of the stock of the Company from Seller. Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Purchase Agreement.

          B. Consistent with the Purchase Agreement, Seller desires to transfer to the Company the Acquired Assets and the Assumed Liabilities in exchange for One Hundred Percent (100%) of the equity of the Company, on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                                         I.

                               CONTRIBUTION OF ASSETS

          1.1 CONTRIBUTION OF ASSETS. Subject to the terms and conditions of this Agreement, Seller hereby sells, conveys, transfers, assigns and grants to the Company, and the Company accepts, all of Seller's legal, beneficial and other right, title and interest in and to the Acquired Assets, as more particularly described on Schedule 1 (collectively, the "CONTRIBUTED ASSETS"):

          1.2 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, Seller hereby assigns and transfers to the Company, and the Company assumes and agrees to perform according to their terms, the Assumed Liabilities, as more particularly described on Schedule 2 (the "ASSUMED LIABILITIES").

          1.3 DELAYED TRANSFERS. If any consent with respect to the assignment, transfer or bifurcation of any contract, agreement, lease or other instrument included in the

Contributed Assets or the Assumed Liabilities is required in connection with the transfer to the Company hereby but has not been obtained on or prior to the date hereof and Seller is unable (by sublease or otherwise) to transfer the legal benefits and burdens thereof to the Company, such contract, assignment, lease or instrument (each a "DELAYED ASSET") shall not be transferred as a Contributed Asset hereunder and any related liability (each a "DELAYED LIABILITY") shall not be assumed by the Company, unless and until such required consent has been obtained or Seller is otherwise able to effect transfer thereof to the Company without breach. Notwithstanding the foregoing, if such a required consent to transfer is not obtained, or a transfer called for hereunder cannot be completed for any other reason, Seller and the Company will cooperate to attempt to provide to the Company the benefits of any such Delayed Assets; PROVIDED, HOWEVER, that pending transfer as provided herein, the Company shall assume, pay and perform (and indemnify and hold Seller harmless from and against) all obligations and liabilities related to such Delayed Asset or Delayed Liability and shall promptly reimburse Seller for all of its actual costs and expenses in connection with any such arrangement. At such time and on each occasion after the date hereof that transfer of a Delayed Asset or Delayed Liability can be completed, such Delayed Asset or Delayed Liability shall forthwith automatically be transferred and assigned to and assumed by the Company hereunder.

                                        II.

                             EXCHANGE SOLELY FOR stock

          2.1 EXCHANGE SOLELY FOR STOCK. In exchange and as sole consideration for the Contributed Assets, and (together with assumption of the Assumed Liabilities) in full payment for such Contributed Assets, the Company shall issue to Seller a certificate representing 45,000 shares of Company common stock, par value $0.01 which is One Hundred Percent (100%) of the equity of the Company.

          IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties by duly authorized representatives as of the Effective Date.

                              BVS INVESTCO, INC.,
                              a Delaware corporation

                              By:    _______________________________
                              Name:  _______________________________
                              Title: _______________________________


                              TSL SERVICES, INC.,
                              a Delaware corporation

                              By:    _______________________________
                              Name:  _______________________________
                              Title: _______________________________

                                     SCHEDULE 1
                                  ACQUIRED ASSETS

                                     SCHEDULE 2
                                ASSUMED LIABILITIES

                                     EXHIBIT C

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON MAY 15, 2005 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, MORTGAGE, HYPOTHECATION, ENCUMBRANCE, GIFT OF OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A STOCKHOLDER AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THIS CORPORATION.


                                WARRANT TO PURCHASE
                            5,000 SHARES OF COMMON STOCK
                               OF TSL SERVICES, INC.
                          AND, IN CERTAIN CIRCUMSTANCES,
                             SHARES OF COMMON STOCK OF
                              PROFITSOURCE CORPORATION

NO. 1

                       TRANSFER RESTRICTED -- SEE SECTION 5.02

          This certifies that, for good and valuable consideration, BVS Investco, Inc., a wholly owned subsidiary of Brite Voice Systems, Inc., and its registered, permitted assigns (collectively, the "WARRANTHOLDER"), is entitled to purchase from TSL Services, Inc., a Delaware corporation (the "COMPANY"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York time, on the second anniversary of the date of issuance hereof (the "ISSUE DATE"), and before 5:00 P.M., New York time, on May 15, 2005 (or, if such day is not a Business Day, at or before 5:00 P.M., New York time, on the next following Business Day), the number of fully paid and non-assessable shares of Common Stock stated above at the Exercise Price. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in ARTICLE II and ARTICLE III hereof. Under certain circumstances as described in SECTION 2.05, the Warrantholder also has the right to receive, upon exercise of the Warrant, certain shares of the Parent (as defined herein).

                                       ARTICLE I

          1.01 DEFINITION OF TERMS. As used in this Warrant, capitalized terms not otherwise defined shall have the following meanings:

          (a) "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banks in the State of New York or State of California are authorized by law to remain closed.

          (b) "CHANGE IN CONTROL TRANSACTION" means (i) the acquisition by any person, entity or group of beneficial owners of forty percent (40%) or more of the combined voting power of the Company; (ii) the merger, reorganization, or consolidation of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the transaction and in which stockholders of the Company immediately prior to the transaction directly or indirectly own less than sixty percent (60%) of the voting power in such surviving entity; (iii) approval by the stockholders of the Company of a plan of complete liquidation of the Company; or (iv) an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets, in each of cases
(i) through (iv) other than a transaction between the Company and any affiliate of the Company (within the meaning of Rule 405 under the Securities Act of 1933, as amended).

          (c) "COMMON STOCK" means Common Stock, $.001 par value per share, of the Company.

          (d) "COMMON STOCK EQUIVALENTS" means Securities that are convertible into or exercisable for shares of Common Stock.

          (e)  "CURRENT MARKET VALUE" of the Common Stock or Parent
Shares at any time shall be the fair value thereof as determined in good faith by the Board of Directors in consultation with qualified independent investment bankers or appraisers and with reference to market valuations if the Common Stock or Parent Shares are the subject of a public offering or are publicly traded, or the cash value of all consideration paid per share of Common Stock or per Parent Share in case of a Change in Control.

          (f) "DIVIDEND PAYMENTS" means cash payments by the Company of Accrued Dividends on the Series A Preferred Stock.

          (g) "EXERCISE PRICE" means $0.01 per Warrant Share as such price may be adjusted from time to time pursuant to ARTICLE III.

          (h) "EXPIRATION TIME" means 5:00 P.M., New York time, on May 15, 2005 or if such day is not a Business Day, the next succeeding day which is a Business Day.

          (i) "ISSUED WARRANT SHARES VALUE" as of a Public Equity Offering or a Change in Control Transaction means the Current Market Value on such date of the Warrant Shares previously issued upon exercise of the Warrant.

          (j) "PARENT" means ProfitSource Corporation, a Delaware corporation, or its successor as the owner, directly or indirectly, of a majority of the voting power of the Company.

          (k) "PARENT SHARES" means the equity securities of the Parent issued in the Public Equity Offering if the Public Equity Offering is by the Parent.

          (l) "PREFERRED STOCK LIQUIDATION PAYMENT" means the Redemption Price paid for the Series A Preferred Stock upon a Public Equity Offering or a Change in Control Transaction.

          (m) "PUBLIC EQUITY OFFERING" means an underwritten public offering of the equity securities of the Company or a Parent having net proceeds to the issuer of at least $25 million.

          (n)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

          (o) SERIES A PREFERRED STOCK" means the Series A Preferred Stock of the Company.

          (p) "TARGET VALUE" as of any measurement date means the value on that date of an initial investment of $5 million made on the Issue Date, assuming an Annual Internal Rate of Return from the Issue Date to that measurement date of 40%.

          "Annual Internal Rate of Return" as of any measurement date is computed as follows:

          1. Compute the ratio of the Redemption Price (as such term is defined in the Company's Restated Certificate of Incorporation) paid for the Series A Preferred Stock to the initial investment made on the Issue Date. For example if the Redemption Price paid for the Series A Preferred Stock is $6 Million and the initial investment made at the Issue Date is $5 million, the ration is 1.2.

          2. Raise this ratio to the power equivalent to the reciprocal of the period of time (in years) between the measurement date and the initial investment. For example, if the period of time between the measurement date and the initial investment is two years, the ratio will be raised to the power of 0.5.

          3.  Subtract 1.

          (q) "WARRANTS" means this Warrant and all other warrants that may be issued in its place (together initially evidencing the right to purchase an aggregate of up to 5,000 shares of Common Stock).

          (r) "WARRANTHOLDER" means the person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name the Warrants are registered upon the books to be maintained by the Company for that purpose.

          (s) "WARRANT SHARES" means Common Stock or, under the circumstances described in SECTION 2.05, Parent Shares, purchasable upon exercise of the Warrants.

                                     ARTICLE II

                          DURATION AND EXERCISE OF WARRANT

          2.01 DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 A.M., New York time, on the second anniversary of the Issue Date, and before the Expiration Time. If this Warrant is not exercised before the Expiration Time it shall become void and all rights hereunder shall thereupon cease.

          2.02 EXERCISE OF WARRANT.

          (a) Exercise of the Warrant may, in the discretion of the Warrantholder, be effected as follows:

          (i) by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased; or


          (ii) by presentation and surrender of this Warrant to the Company at its principal executive offices with a Cashless Exercise Form annexed hereto duly executed (a "CASHLESS EXERCISE"). A single exercise may be effected in part by payment of the Exercise Price in cash and in part by Cashless Exercise. In the event of Cashless Exercise, the Exercise Price shall be satisfied by retention by the Company of that number of Warrant Shares (the "RETAINED SHARES") having an aggregate Current Market Value on the date of exercise equal to the aggregate exercise price for all Warrant Shares for which the Warrant is being exercised, so that the Warrantholder receives the number of Warrant Shares for which the Warrant is exercised less the Retained Shares. If the Retained Shares include a fractional share, the Retained Shares will be rounded up to the nearest whole share. The Company may, in its discretion, require that any exercise be a Cashless Exercise.

          (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, or, in case of Cashless Exercise, with the Cashless Exercise form duly executed, the Company shall cause to be issued certificates for the total number of whole Warrant Shares issuable upon such exercise in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrantholder. At the time this Warrant is exercised, the Warrantholder will make such representations, and such legends will be placed on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without registration under the Securities Act.

          (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

          (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares.

          2.03 RESERVATION OF SHARES. The Company and the Parent hereby agree that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights (except the restrictions imposed by the legend appearing at the top of Page 1 of this Warrant).

          (e) As a condition to any exercise of the Warrant, the Company may require the Warrantholder to deliver to the Company standard representations as to the accredited status of the Warrantholder and compliance of the exercise transaction with applicable securities laws, an opinion of competent independent counsel reasonably satisfactory to the Company to that effect, and covenants restricting transfer of the Warrant Shares, in addition to those set forth hereon, as appropriate to comply with applicable securities laws and rules governing private placements.

          2.04 FRACTIONAL SHARES. The Warrant may be issued only for whole shares, and neither the Company nor the Parent shall be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant.

          2.05 SPECIAL RULES FOR PUBLIC EQUITY OFFERING. If a Public Equity Offering occurs before a Change in Control Transaction, then the Warrant, to the extent theretofore unexercised, will be automatically exercised in full in a Cashless Exercise. If the Public Equity Offering is by the Parent, the Warrant Shares will be Parent Shares. Notwithstanding anything herein to the contrary, the number of Warrant Shares issuable upon such exercise (the "EQUITY OFFERING EXERCISE SHARES") will be determined by subtracting all Dividend Payments (regardless of the recipient thereof), the Preferred Stock Liquidation Payment (regardless of the recipient thereof) and the Issued Warrant Shares Value (regardless of the identity of the holder of the issued Warrant Shares) from the Target Value and dividing that difference (if positive) by the price to the public of a share or other security in the Public Equity Offering. If the Dividend Payments plus the Preferred Stock Liquidation Payment plus the Issued Warrant Shares Value exceeds the Target Value at the time of the Public Equity Offering, the Warrant will not be exercised and will be canceled and of no further effect. In connection with the initial Public Equity Offering of the Company, the Warrantholder may elect, in lieu of automatic exercise of the Warrant for the Equity Offering Exercise Shares, to receive a cash payment (payable by the Company or the Parent or the successor or assignee of either of them) equal to the product of the number of Equity Offering Exercise Shares and the price to the public of a share of or other security in the Public Equity Offering, whereupon the Warrant will be canceled and of no further effect. Election by the Warrantholder of the cash payment right described in the foregoing sentence will require written notice to the Company to that effect at least 30 days before the Public Equity Offering (or, if the Warrantholder has not received at least 35 days prior notice of the Public Equity Offering, within five days of receipt by the Warrantholder of notice of the Public Equity Offering). Neither the Company nor the Parent will have any obligation to repurchase Warrant Shares outstanding prior to the Equity Public Offering. If there has been any Warrant transfer at the time of the Public Equity Offering, the number of Warrant Shares for which such Warrant will be exercisable will be determined by tracing Dividend Payments and the Preferred Stock Liquidation Payment paid or payable on the Series A Preferred Stock oiginally issued with the Warrant and the Issued Warrant Shares Value of Warrant Shares issued under that Warrant, regardless of the recipients of those payments or the holder of those shares.


          2.06 SPECIAL RULES FOR CHANGE IN CONTROL TRANSACTION. If a Change in Control Transaction occurs before a Public Equity Offering, then the Warrant, to the extent theretofore unexercised, will be purchased by the Company or the Parent or the successor or assignee of either of them. The purchase price for the Warrant will be determined by subtracting all Dividend Payments (regardless of the recipient thereof), the Preferred Stock Liquidation Payment (regardless of the recipient thereof) and the Issued Warrant Shares Value (regardless of the identity of the holder of the issued Warrant Shares) from the Target Value. If the Dividend Payments plus the Preferred Stock Liquidation Payment plus the Issued Warrant Shares Value exceeds the Target Value at the time of the Change in Control Transaction, the Warrant will be canceled without exercise or repurchase and of no further effect. Warrant Shares outstanding prior to the Change in Control Transaction will be treated in the same manner as other shares of Common Stock. If there has been any Warrant transfer at the time of the change in Control

Transaction, the purchase price for each Warrant will be determined by tracing Dividend Payments and the Preferred Stock Liquidation Payment paid or payable on the Series A Preferred Stock originally issued with the Warrant and the Issued Warrant Shares Value of Warrant Shares issued under that Warrant, regardless of the recipients of those payments or the holder of those shares.

               2.07 ACCELERATION. Notwithstanding SECTION 2.01, upon the dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety) Warrantholder shall have the right to immediately exercise the Warrant in accordance with SECTION 2.02, subject however to expiration of the Warrant at the Expiration Time.

               2.08 NO REGISTRATION. Warrant Shares will be restricted shares entitled to no registration rights and will be subject to the same underwriter lockup applicable to shares held by affiliates of the Company.

                                    ARTICLE III

                        ADJUSTMENT OF SHARES OF COMMON STOCK

                         PURCHASABLE AND OF EXERCISE PRICE

          The Exercise Price and/or the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

          3.01 MECHANICAL ADJUSTMENTS.

          (a) If at any time after the Issue Date and prior to the exercise of this Warrant in full, the Company shall, without receipt of consideration
(i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Company shall make appropriate and proportionate adjustments to the Exercise Price and/or number of Common Stock Warrant Shares in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full with respect to all Warrant Shares then remaining subject to this Warrant immediately prior to such event, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this SECTION 3.01(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization to allow the purchase of such aggregate number and kind of shares.

          (b) In the event that at any time, as a result of any adjustment made pursuant to SECTION 3.01(a), the Warrantholder thereafter shall become entitled to receive any securities other than or in addition to Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in SECTION 3.01(a).

          3.02 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its Chief Executive Officer or President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which adjustment was made.

          3.03 NO ADJUSTMENT FOR DIVIDENDS. No adjustment in respect of any cash dividends paid by the Company shall be made during the term of this Warrant or upon the exercise of this Warrant.

          3.04 PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any reclassification or capital reorganization of the Company or other change of outstanding shares of Common Stock (other than a subdivision or a combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and said merger does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of

ARTICLE III. The provisions of this SECTION 3.04 shall similarly apply to successive reclassification, capital reorganizations, consolidations, mergers, sales or conveyances. This SECTION 3.04 will not supersede SECTION 2.05.

          3.05 FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

          3.06 TREATMENT OF WARRANTHOLDER. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                     ARTICLE IV

                             OTHER PROVISIONS RELATING

                             TO RIGHTS OF WARRANTHOLDER

          4.01 NO RIGHTS AS SHAREHOLDERS: NOTICE TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his or its transferees the right to vote or to receive dividends or to consent to or receive notice as a shareholder in respect of any meeting of shareholders for the election of directors or any other matter, or any other rights whatsoever as a shareholder of the Company or the Parent. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall authorize the payment of any dividend upon shares of Common Stock payable in any securities or authorize the making of any distribution (other than a cash dividend) to all holders of Common Stock;

          (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

          (c) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

          Such giving of notice shall be initiated at least ten Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such matter. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such matter.

          4.02 LOST STOLEN MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as and in substitution for this Warrant.

                                     ARTICLE V

                               SPLIT-UP, COMBINATION,

                         EXCHANGE AND TRANSFER OF WARRANTS

          5.01 SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to the provisions of SECTION 5.02, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange Warrants, he or it shall make such request in writing delivered to the Company and shall surrender to the Company any Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

          5.02 RESTRICTIONS ON TRANSFER. Neither this Warrant nor the Warrant Shares nor any interest herein or therein may be disposed of or encumbered (any such action, a "TRANSFER") prior to the second anniversary of the Issue Date, except to Brite Voice Systems, Inc., or any successor to the business of such company. All transfers of this Warrant and Warrant Shares will be made in such a manner as not to violate any applicable state securities laws or the Securities Act and the rules and regulations promulgated thereunder. At the time of a Transfer, the Warrantholder will make such representations, and such legends will be placed on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration under the Securities Act. This Warrant may be transferred in whole or part only together with the Series A Preferred Stock of the Company issued and associated with this Warrant, on the basis one underlying Warrant Share (as initially subject to this Warrant) with one Share of Series A Preferred Stock.

                                     ARTICLE VI

                                   OTHER MATTERS

          6.01 PARENT OBLIGATION. The Parent will cause any successor Parent to assume and fulfill the obligations of the Parent under SECTION 2.05.

          6.02 AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of Warrants representing at least a majority of the Warrant Shares. Holders shall be bound by any consent authorized by this Section whether or not any Warrant has been marked to indicate such consent.

          6.03 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

          6.04 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          6.05 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provisions hereof or thereof is validly asserted as a defense, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

          6.06 NOTICE. Any notices or certificates by the Company or the Parent to the Warrantholder and by the Warrantholder to the Company or the Parent shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Warrantholder addressed in care of Brite Voice Systems, Inc., 250 International Parkway, Heathrow, Florida 32746 or, if the Warrantholder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company or the Parent, addressed to it at its headquarters.

          IN WITNESS WHEREOF, this Warrant has been duly executed by the Company and issued as of the ___ day of ________, 1998.


                              TSL SERVICES, INC.


                              By:    ______________________________
                                Name:  ____________________________
                                Title: ____________________________



                              PROFITSOURCE CORPORATION


                              By:    ______________________________
                                Name:  ____________________________
                                Title: ____________________________

                                      ASSIGNMENT

(To be executed only upon assignment of Warrant)

          For value received, _________________ hereby sells, assigns and
transfers unto    _________ the within Warrant, together with all right,
title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:





                                                             NO. OF WARRANT
        NAME(s) OF                                                SHARES
       ASSIGNEES(s)                   ADDRESS

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________


          And if said transferred Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares represented by said Warrant.

          Dated:    _________, 1998


                                        ___________________________________


NOTE: THE ABOVE SIGNATURE MUST CORRESPOND EXACTLY WITH THE NAME IN WHICH THE WARRANT IS ISSUED AT THE TIME OF TRANSFER.

                                  SUBSCRIPTION FORM

                       (TO BE EXECUTED UPON EXERCISE OF WARRANT
                           PURSUANT TO SECTION 2.02(A)(I))

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder ___________ Warrant Shares, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________.

          Please issue a certificate or certificates for such Warrant Shares in the name of:

                              Name: ________________________________

                              (Please Address and Social Security Number below)




                              Signature:  __________________________

                              Date: ________________________________


NOTE: THE ABOVE SIGNATURE MUST CORRESPOND EXACTLY WITH THE NAME IN WHICH THE WARRANT IS ISSUED AT THE TIME OF EXERCISE.

          If the number of shares are not all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the registered Warrant holder for the balance remaining of the shares purchasable rounded up to the next higher number of shares.

                               CASHLESS EXERCISE FORM
                        (TO BE EXECUTED UPON EXERCISE OF WARRANT
                          PURSUANT TO SECTION 2.02(A)(II))

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______ Warrant Shares, pursuant to the Cashless Exercise provisions of the Warrant, as provided for in Section 2.02(a)(ii) of such Warrant.

          Please issue a certificate or certificates for such Warrant Shares in the name of:

                              Name:  __________________________________

                              (Please print Address and Social
                              Security Number below)




                              Signature:  _____________________________

                              Date: ___________________________________

NOTE: THE ABOVE SIGNATURE MUST CORRESPOND EXACTLY WITH THE NAME IN WHICH THE WARRANT IS ISSUED AT THE TIME OF EXERCISE

          If the number of shares are not all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the registered Warrant holder for the balance remaining of the shares purchasable rounded up to the next higher number of shares.

                                     EXHIBIT D
                         EMPLOYEE GENERAL RELEASE AGREEMENT

          This General Release Agreement (this "AGREEMENT") is made as of _________ __, 1998, by and among ____________________________, an individual
("EMPLOYEE"), ProfitSource Corporation, a Delaware corporation
("PROFITSOURCE"), and TSL Services, Inc., a Delaware corporation ("TSL").

          A. ProfitSource, TSL, Brite Voice Systems, Inc., a Kansas corporation acting through its TSL Division ("BRITE") and BVS Investco, Inc. a Delaware corporation ("SELLER"), have entered into that certain Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which (i) Brite is contributing substantially all of the assets of its TSL division (the "TSL BUSINESS"). to Seller in exchange for all of the stock of Seller, (ii) Seller is contributing the TSL Business to TSL in exchange for all of the stock of TSL, (iii) and ProfitSource is purchasing all of the stock of TSL from Seller. Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Purchase Agreement.

          B. Employee desires to be employed by TSL and it is a condition to the employment by TSL of Employee that Employee release TSL and its parent corporation ProfitSource as set forth herein.

          NOW, THEREFORE, in consideration of the execution and delivery of this Agreement, the Confidentiality Agreement, the employment of Employee by TSL, and of the mutual promises contained herein, the parties hereto agree as follows, such agreement to be effective as of the time Employee is employed or retained as a consultant by TSL or its affiliates, successors or assigns:


          1.   RELEASE.

               (a) Employee, on behalf of himself and his agents, successors and assigns, does hereby forever release, discharge and acquit ProfitSource, TSL, their affiliates and their respective members, partners, principals, shareholders, directors, officers, agents, employees and representatives and respective successors and assigns (the "RELEASED PARTIES"), to the extent not prohibited by applicable law, from any and all claims, demands, obligations, damages, costs, liabilities and indebtedness, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, arising from, under or related to Employee's employment with Brite, Seller or their affiliates or the termination of that employment or the transactions contemplated by the Purchase Agreement (the "OUTSTANDING MATTERS").

               (b) Employee acknowledges and agrees that the releases made herein constitute final and complete releases of the Released Parties with respect to all Outstanding Matters, and that by signing this Agreement, he is forever giving up the right to sue or attempt to recover money, damages or any other relief from the Released Parties for all claims he has or may have with respect to the Outstanding Matters (even if any such claim is unforeseen as of the date hereof). Without limiting the foregoing, Employee agrees that he will not, directly or indirectly, (i) bring or cause to be brought, or participate in the prosecution of, any action, proceeding or suit seeking recovery by or on behalf of Employee from any Released Parties of any amount in respect of, or damages with respect to, any of the Outstanding Matters, or (ii) defend any action, proceeding or suit in whole or in part on the grounds that any or all of the terms or provisions of this Agreement are illegal, invalid, not binding, unenforceable or against public policy.

               (c) Employee represents and warrants that he understands California Civil Code Section 1542, which provides as follows:

                   "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          Employee, being aware of Section 1542, hereby expressly waives any and all rights he may have thereunder as well as under any other statute or common law principles of similar effect under the laws of any state or the United States. This Agreement shall act as a general release of all future claims of Employee against any Released Party that may arise from the Outstanding Matters, whether such claims are currently known, unknown, foreseen or unforeseen.

               (d) Notwithstanding the foregoing, Employee does not by this Agreement release Brite, Seller or its affiliates or the officers, directors, employees or shareholders of Seller.

          2. CONFIDENTIALITY AGREEMENT. As a condition of employment by TSL, Employee shall execute and deliver the Confidentiality Agreement attached hereto as EXHIBIT A.

          3. EMPLOYMENT AT WILL. Employee acknowledges that execution of this Agreement and the Confidentiality Agreement do not constitute a contract for employment. Employee's employment with TSL will be at-will, which means that either Employee or TSL may terminate Employee's employment at any time for any reason or no reason without payment, penalty or further obligation. Furthermore, no agreement is made by or on behalf of TSL regarding the compensation, benefits, or other attributes of Employee's employment by TSL, all of which will be determined in TSL's discretion consistent with its prevailing policies and practices in effect from time to time unless otherwise specified in a separate written agreement with Employee.

          4. PROFITSOURCE ENTITY. ProfitSource, or any of its affiliates, may, in TSL's discretion, act as the employer of Employee, and this Agreement will apply regardless of which entity acts as the employer of Employee.

          5.   MISCELLANEOUS.

               (a) BENEFITS. This Agreement will inure to the benefit of the Released Parties and their respective successors, assigns and legal representatives.

              (b) ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all other agreements, written or oral, between or among the parties with respect to such subject matter. In particular but without limitation, Employee represents and warrants that (a) no promise, consideration or inducement has been offered except as herein expressly set forth, (b) this Agreement has been executed without reliance upon any statement or representation by ProfitSource, or any of its affiliates or their respective representatives, agents or attorneys except such as are expressly contained herein, and (c) Employee is legally competent and is otherwise duly authorized to execute this Agreement and is doing so voluntarily without duress.

               (c) ADVICE OF COUNSEL. Employee acknowledges and represents that he has had the opportunity to receive, from legal counsel of his own choosing, full and adequate legal advice as to his legal rights and obligations hereunder. Employee further acknowledges and represents that he has read all of this Agreement and fully understands its content and legal effect.

               (d) ASSIGNMENT OF CLAIMS. Employee represents and warrants that he has not assigned, encumbered or in any manner transferred all or any portions of the claims or other matters released herein.

               (e) ATTORNEYS' FEES AND COSTS. If any action, including an action for declaratory relief, is brought to enforce or interpret provisions of this Agreement, the prevailing party shall be entitled to recover its actual attorneys' fees and costs from the non-prevailing party, in addition to any other relief to which the party may be entitled.

               (f) EFFECT OF HEADINGS. Headings used in this Agreement are for convenience and reference only, and shall in no way affect the interpretation, construction or meaning of this Agreement.

               (g) AMENDMENTS. This Agreement may be modified only by an agreement in writing and signed by all parties hereto.

               (h) COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to be an original, and all of which shall be construed together and shall constitute one agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


         EMPLOYEE                                PROFITSOURCE  CORPORATION,
                                                 a Delaware corporation

         Name:_________________________          By: ________________________
         Printed Name: ________________          Name: ______________________
                                                 Title: _____________________

                                                 TSL SERVICES INC.,

                                                 a Delaware corporation

                                                 By: ________________________

                                                 Name: ______________________

                                                 Title: _____________________

                                    EXHIBIT A TO

                         EMPLOYEE GENERAL RELEASE AGREEMENT


             CONFIDENTIAL INFORMATION AND EMPLOYEE INVENTION AGREEMENT

                                      EXHIBIT E

                                EMPLOYMENT AGREEMENT

          This Employment Agreement (this "AGREEMENT") is entered into effective as of _________, 1998 (the "EFFECTIVE DATE") by and between TSL Services, Inc., a Delaware corporation, (the "COMPANY"), and
__________________ ("EMPLOYEE").

          The Company desires to retain the services of Employee, and Employee desires to render such services, on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

          1. EMPLOYMENT. Employee's employment with the Company will be at-will, which means that either Employee or the Company may terminate Employee's employment at any time for any reason or no reason without payment, penalty or further obligation except as set forth in SECTION 8.

          2. DUTIES. Employee shall initially serve as __________________ of the Company. In that capacity, Employee shall be responsible for __________________________ __________________, and shall perform such related duties and services as the Company's board of directors and/or its Chief Executive Officer may from time to time assign, either directly or by delegated authority. Employee's position and duties may be changed at any time and from time to time by the Company's board of directors or Chief Executive Officer. Such duties shall be rendered at such place or places as the Company shall require based upon the interest, need, business and/or opportunities of the Company.

          3. TIME AND EFFORTS. While employed by the Company (the "EMPLOYMENT PERIOD"), Employee shall use his best efforts and devote his time and attention to the business of the Company on a full-time basis and shall at all times faithfully and industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of him pursuant to the terms hereof. During the Employment Period, Employee shall not engage in any other employment or consulting activities without the express written consent of the Company. The foregoing shall not preclude Employee from engaging in civic, charitable and/or religious activities, directing his own passive investments and/or serving on boards of directors of other entities so long as such activities do not interfere or conflict with Employee's duties hereunder as reasonably determined by the Company.

          4. COMPENSATION. During the Employment Period, the Company shall pay Employee at the annual rate of ____________ Thousand ($__,000) (as such pay may be increased or decreased by the Company from time to time in its discretion, the "ANNUAL SALARY") for all services rendered to the Company by Employee, payable in accordance with the Company's regular payroll policies, subject, however, to withholding deductions, including without limitation social security taxes and applicable federal, state and local income and other employment taxes. The Company may, but shall not be obligated to, pay bonuses from time to time to Employee in accordance with such plans or standards as the Company may develop.

Employee has no right to any specific compensation or benefits other than as set forth herein or required pursuant to applicable law.

          5. VACATION. Employee shall be entitled to __ days of paid vacation each year which will begin to accrue immediately upon the commencement of full-time employment with the Company at a rate of __ days per month. Vacation may be used, subject to approval by the Company consistent with business needs, as it is earned. Employee may not accrue more than 30 days of unused vacation. If Employee at any time has 30 days of accrued unused vacation, no further vacation days shall accrue until Employee again has fewer than 30 days of unused vacation. The Company shall pay Employee for accrued unused vacation days only in connection with termination of employment. Such payment shall be made on the basis of Employee's Annual Salary at the time of payment, pro-rated for the number of accrued unused vacation days at the time of termination.

          6.   BENEFITS.  In addition to the compensation described in
SECTION 4, the Company shall provide Employee with benefits consistent with the Company's employment policies as in effect from time to time.

          7.   CERTAIN DEFINITIONS.

               (a) CAUSE. For purposes hereof, the term "CAUSE" has the meaning set forth in SCHEDULE 1 hereto. Any termination by the Company of Employee's employment within ninety (90) days after the Company's becoming aware of the occurrence of an event or circumstance constituting "Cause" will constitute termination for Cause, regardless of whether such Cause is assertedly cured or susceptible of cure.

               (b) GOOD REASON. If the Company breaches this Agreement in any material respect and does not cure such breach within fifteen (15) days of receipt from Employee of notice of such breach and demand for cure, and Employee terminates Employee's employment with the Company within ninety (90) days of such breach, such termination by Employee will be termination with "GOOD REASON" for purposes hereof.

               (c) DISABILITY. For purposes hereof, the term "DISABILITY" shall mean that the Employee suffers an ongoing physical or psychological condition or impairment that has rendered Employee unable, as determined in good faith by the Company's Chief Executive Officer, to perform employee's duties to the Company, notwithstanding reasonable accommodation by the Company (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such disability), for a period of three
(3) consecutive months or six (6) months in any 12-month period.

          8.   CERTAIN PAYMENTS.

               (a) TERMINATION BY EMPLOYEE WITH GOOD REASON OR THE COMPANY WITHOUT CAUSE. Subject to SECTION 8(c), if Employee's employment under this Agreement is terminated by Employee with Good Reason or by the Company without Cause, then contingent upon execution and delivery by Employee to the Company of an unconditional release in form satisfactory to the Company of all claims against the Company or any of its officers, directors or affiliates arising from or in connection with this Agreement or Employee's employment with the

Company or the termination of that employment, Employee shall be entitled to continue to receive regular monthly installments of his Annual Salary over the Severance Period (as defined below) in accordance with the Company's normal payroll schedule (the "SEVERANCE PAYMENT") for the duration of the Severance Period. For purposes hereof, the "SEVERANCE PERIOD" means 90 days following termination of employment.

               (b) NO OTHER BENEFITS. Except as set forth in SECTION 8(a) or SECTION 5 or as may be required by applicable law, the Company shall have no obligations to pay any salary, bonus, accrued vacation or other amounts in connection with any termination of Employee's employment or attributable to the period after termination of Employee's employment. Without limiting the foregoing, Employee will not be entitled to any severance payment or benefit if Employee's employment under this Agreement is terminated by death, or by Employee without Good Reason, or by the Company for Cause or Disability.

               (c) POST-TERMINATION CAUSE. If any of the events or circumstances constituting Cause listed in items A, B or C of Schedule 1 occurs during the Severance Period, then (i) the Company will have no further obligation to provide to Employee the Severance Payment, and (ii) the Company will be entitled to recover from Employee any Severance Payment amounts paid to Employee or Employee's successors and assigns, together with the costs of effecting such recovery.

          9. CONFIDENTIALITY. Employee shall execute the Confidential Information and Employee Invention Agreement attached hereto as EXHIBIT A (the "CONFIDENTIALITY AGREEMENT"), which will survive termination or expiration of this Agreement.

          10. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to the Company that (a) he is under no contractual restriction or other restrictions or obligations that are inconsistent with the execution of this Agreement, the performance of his duties and the covenants hereunder, and (b) he is under no physical or mental disability that would interfere with his keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder.

          11.  MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be interpreted under and governed by the laws of the State of California, excluding its rules on conflicts of law.

          (b) ARBITRATION. Any controversy or claim or dispute arising out of or in connection with or relating to this Agreement, or the invalidity, termination, or breach hereof, or the course of dealing by the parties hereunder (including the validity, scope and enforceability of this arbitration clause or any claim based on contract, tort, or statute), whether for damages or for equitable relief, shall be finally settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its then-existing employment arbitration rules ("RULES") (except as modified by this Section). The arbitration shall be conducted before a single arbitrator who shall be a retired or former judge or an attorney mutually acceptable to the parties. During the 20 days following the commencement of an arbitration, the parties will consult to define and limit the issues and will exchange those documents or other evidence each intends to use at the arbitration to support its case, and provide each other with names of all proposed witnesses. Each party shall be entitled to select and take the deposition of no more than three persons in connection with the arbitration. Each party shall cooperate fully in facilitating discovery. Evidence in the arbitration will be limited to statements of counsel, documents disclosed during the 20-day period mentioned above, written submissions of witnesses identified during such period, and live testimony of not more than three witnesses for each side.

          (c) ATTORNEYS' FEES. If Employee shall bring any action, suit, counterclaim, appeal, arbitration, or mediation (an "ACTION") for any relief against the Company or any of the Company's affiliates, or if the Company shall bring any Action for relief against Employee, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder, or in respect of Employee's employment by the Company or the termination of that employment, in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for ordinary and necessary attorneys' fees and costs incurred in connection with prosecuting or defending such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein. Any Decision entered in such Action shall contain a specific provision providing for the recovery of reasonable attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this SECTION 11(c), attorneys' fees shall include, but not be limited to, fees incurred in the following: (i) postjudgment motions and collection actions; (ii) contempt proceedings; (iii) garnishment, levy , and debtor and third party examinations; (iv) discovery; and (v) bankruptcy.

          (d) MODIFICATION AND WAIVER. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

          (e) ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and replace all prior employment agreements, if any, between the parties. No oral statements or prior written agreements with respect to the subject matter hereof which are not specifically incorporated herein or in the Confidentiality Agreement shall be of any force or effect.

          (f) SEVERABILITY. If any provisions hereof shall be held or construed to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Agreement, but the same shall be construed and enforced just as though the illegal or invalid provisions had not been included herein.

          (g) NOTICES. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the Company at its headquarters or to Employee at his address of record listed with the Company.

          (h) HEADINGS. The section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date set forth above.

EMPLOYEE:                              THE COMPANY:

                                       TSL SERVICES, INC.,
                                       a Delaware corporation

______________________________

                                       By:      ______________________________
                                       Name:    ______________________________
                                       Title:   ______________________________

                                   SCHEDULE 1 TO

                                EMPLOYMENT AGREEMENT

          "CAUSE" means the occurrence of any one or more of the following events or circumstances: (i) Employee violates any reasonable rule or regulation of the Board, the Company's President or Chief Executive Officer or the Employee's superiors that results in damage to the Company or any parent corporation of the Company, any subsidiary corporation of the Company or any entity controlling, controlled by, or under common control with the Company (an "AFFILIATED ENTITY") or that is uncorrected by Employee within a reasonable time not exceeding 15 days after receipt by Employee of notice thereof; (ii) any willful misconduct or gross negligence by Employee in the responsibilities assigned to Employee; (iii) any willful failure to perform Employee 's job as required to meet the objectives of the Company or any Affiliated Entity; (iv) any wrongful conduct of Employee which has an adverse impact on the Company or any Affiliated Entity or which constitutes a misappropriation of assets of the Company or any Affiliated Entity; (v) Employee fails to comply with all material applicable laws and regulations in performing Employee's duties and responsibilities to the Company; (vi) Employee does any of the things described in (A)-(C) below; or (vii) any other conduct that the Board of Directors of the Company reasonably determines constitutes Cause for termination.

          (A) Employee renders services for any organization or engages directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Chief Executive Officer, is or becomes competitive with the Company or any Affiliated Entity, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of the Company or any Affiliated Entity. For an Employee whose employment has terminated, the judgment of the Chief Executive Officer or such other senior officer shall be based upon the Employee's position and responsibilities while employed by the Company or any Affiliated Entity, the Employee's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or any Affiliated Entity and the other organization or business, the effect on the customers, suppliers and competitors of the Company or any Affiliated Entity of Employee's assuming the post-employment position, the guidelines established in any employee handbook, any employment agreement with the Employee, and such other considerations as are deemed by the Company to be relevant given applicable facts and circumstances.

          (B) Employee fails to comply with the Confidentiality Agreement or with the policies of the Company or any Affiliated Entity regarding nondisclosure of confidential information, or without prior written authorization from the Company or any Affiliated Entity discloses to anyone outside the Company or any Affiliated Entity or uses for any purpose or in any context other than in performance of Employee's duties to the Company or any Affiliated Entity any confidential or trade secret information of the Company or any Affiliated Entity.

          (C) Employee breaches any agreement with or duty to the Company or any Affiliated Entity.

                                     EXHIBIT A





                            CONFIDENTIAL INFORMATION AND

                            EMPLOYEE INVENTION AGREEMENT

                                       EXHIBIT F

               Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

               1. Each of the Acquisition Companies is a corporation, duly incorporated and validly existing in the jurisdiction of its incorporation as noted above, and each is in good standing in the jurisdiction of its incorporation as noted above.

               2. Each of the Acquisition Companies has the corporate power and authority to own or lease its properties and to conduct its business as presently being conducted by it.

               3. To the best of our knowledge, the Company does not own directly or indirectly any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any corporation, partnership, joint venture or other business association or entity.

               4. The authorized capital stock of the Company consists of 90,000 shares of common stock, having a par value of $0.001 per share (the "Common Stock"), and 10,000 shares of preferred stock, having a par value of $0.001 per share (the "Preferred Stock"), including 5,000 shares of Series A Preferred Stock. As of the date hereof, 45,000 shares of Common Stock are issued and outstanding, and each of such shares has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to any lien, encumbrance, or adverse interest.

               5. To the best of our knowledge, and except as otherwise provided in the Purchase Agreement, no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given.

               6. Each of the Acquisition Companies has the corporate power and authority to enter into and perform its obligations under the Purchase Agreement and the other Transaction Documents to be executed and delivered by it, and the execution, delivery and performance of such Transaction Documents has been duly authorized by all necessary corporate actions of each of the Acquisition Companies.

               7. The Purchase Agreement and the other Transaction Documents have been duly executed and delivered by each of the Acquisition Companies and constitute the valid and binding obligation of each of the Acquisition Companies, enforceable against each of them in accordance with its terms.

               8. Upon payment for and delivery of the shares of Common Stock of the Company (the "Shares") in accordance with the terms of the Purchase Agreement, Buyer will be the owner of the Shares, free and clear of any adverse claim or lien of any kind, except for any lien which may arise as a result of the closing of the transaction contemplated by the Purchase Agreement.

               9.   To the best of our knowledge, except as contemplated by
the    Purchase Agreement or specifically consented to by Buyer, prior to the
Closing Date, Seller and the Company have not conducted business or had operations of any type and each of Seller and the Company have owned no assets and have incurred no liabilities other than those contributed on the Closing Date to Seller, pursuant to the Seller Contribution Agreement, and to Company pursuant to the Company Contribution Agreement.

               Such opinion may be subject to Counsel's standard assumptions, qualifications and exceptions, including without limitation exceptions to opinions as to enforceability due to laws related to bankruptcy, insolvency or creditors' rights, or to general principles or equity.

                                    EXHIBIT G

                                 TSL BUYER OPINION

               Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

          1. Buyer is a corporation validly existing, and in good standing in the State of Delaware.

          2. Buyer has the corporate power and authority to enter into and perform its obligations under the Purchase Agreement, and the execution, delivery and performance of the Purchase Agreement has been duly authorized by all necessary corporate actions of Buyer.

          3. The Purchase Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

          4. The shares of Series A Preferred Stock of TSL Services, Inc. being issued in the transaction have been duly authorized and validly issued and are fully paid and non-assessable.

          5. The Warrant being issued by TSL Services, Inc. in the transaction has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable against it in accordance with its terms.

          Such opinion may be subject to counsel's standard assumption, qualifications and exceptions, including without limitation exceptions to opinion as to enforceability due to laws related to bankruptcy, insolvency or creditors' rights, or to general principles of equity.

                                     EXHIBIT H

                               STOCKHOLDER AGREEMENT

          This Stockholder Agreement (this "AGREEMENT") is made and entered into as of ___________________________, ___, by and among TSL SERVICES, INC., a Delaware corporation (the "COMPANY") and each of the Company's stockholders party hereto as evidenced by such stockholder's execution of the signature pages hereof or receipt in transfer of stock of the Company from another party hereto.

          The Company and its Stockholders (as defined below) desire to impose certain restrictions and obligations on themselves and the stock of the Company owned by each of the Stockholders.

          Therefore, in consideration of the foregoing premises and the mutual promises and agreements of the parties hereto and other good and valuable consideration, the parties hereto hereby agree as follows:

                                       I.

                                   DEFINITIONS

          Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them below.

          "AFFILIATE" of the Company means any entity controlling, controlled by, or under common control with the Company.

          "BVS" means BVS Investco, Inc., a Delaware corporation and the initial Stockholder hereunder.

          "PARENT" means the corporation or other entity owning a majority of the voting powers of the Company.

          "SECURITIES" means all Warrants, Warrant Shares, and Series A Preferred Stock.

          "SERIES A PREFERRED STOCK" means the Series A Preferred Stock, par value $.001 per share, of the Company.

          "STOCKHOLDER" means BVS, as of the date hereof, and thereafter each person or entity who at that time owns Securities and is party to this Agreement.

          "TRANSFER" means any transfer, sale, assignment, pledge, mortgage, hypothecation, encumbrance, gift, grant, bequest, or other disposition of any kind, of any Securities or any direct or indirect, contingent or non-contingent, beneficial interest in any Securities. Without limitation, any transfer or allocation of any rights in Securities upon death, pursuant to a marital dissolution (whether by agreement or court decree), a voluntary or involuntary bankruptcy or insolvency petition or proceeding, or any other court order or process shall be a Transfer for purposes of this Agreement. Notwithstanding the foregoing, however, any Transfer approved by the Company in writing shall not be considered to be a Transfer for purposes of this Agreement.

          "WARRANTS" means the Warrants to purchase up to 5,000 shares of common stock of the Company originally issued to BVS on the date hereof as evidenced by that certain Warrant of even date herewith.

          "WARRANT SHARES" means the shares of Common Stock of the Company issuable or issued upon exercise of the Warrants.

                                      II.

                           RESTRICTIONS ON TRANSFER

          2.01 INVALIDITY OF TRANSFER NOT COMPLYING WITH THIS AGREEMENT. No Transfer or attempted Transfer in contravention of this Agreement will be effective for any purpose or confer on any transferee or attempted transferee any rights whatsoever.

          2.02 LEGEND ON SHARE CERTIFICATES. Certificates representing Securities shall be stamped in a prominent manner with the following legend:

               "The transfer, sale, assignment, pledge, mortgage, hypothecation, encumbrance, gift or other disposition of the Securities represented by this certificate is restricted by a Stockholder Agreement, a copy of which may be obtained at the principal office of this corporation."

          2.03 STOP TRANSFER. The Company shall not recognize, and shall issue appropriate instructions to its transfer agent (if any) to stop, any Transfer or attempted Transfer in contravention of this Agreement.

          2.04 NO TRANSFER FOR TWO YEARS. No Stockholder may Transfer any Securities prior to the second anniversary of the date hereof.

          2.05 TRANSFER IN TANDEM. Each Warrant to purchase one Warrant Share will be associated with one share of Series A Preferred Stock, and no Warrant to purchase one Warrant Share may be transferred without its associated share of Series A Preferred Stock, and no share of Series A Preferred Stock may be Transferred without its associated Warrant to purchase one Warrant Share.

          2.06 TRANSFER ONLY TO ACCREDITED INVESTORS. No Securities may be transferred to any transferee other than an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended.

                                        III.

                               CONDITIONS OF TRANSFER

          3.01 RIGHTS ON TRANSFER. Except as provided in SECTION 3.04 and subject to ARTICLE IV, if any Stockholder desires or is required to make any Transfer, before such Transfer may be made, the Company and the Parent shall have the right (but not the obligation) to purchase, at the Purchase Price (as defined in ARTICLE VI) and under the terms and conditions specified herein, any and all of the Securities potentially subject to such Transfer.

          3.02 EXERCISE OF RIGHTS.

          (a) WRITTEN NOTICE. The transferring Stockholder shall give written notice (for purposes of this ARTICLE III, the "REQUEST TO TRANSFER") to the Company of the Securities subject to the proposed Transfer (the "TRANSFER SECURITIES") and the proposed terms of such Transfer, including the identity of the proposed transferee and the price and other material terms, if any, of the proposed Transfer.

          (b) THE COMPANY'S RIGHT. The Company shall have thirty (30) days after its receipt of a Request to Transfer under this ARTICLE III (for purposes of this ARTICLE III, the "COMPANY'S PURCHASE PERIOD") during which to exercise its right to purchase, on the terms described in ARTICLE VI, the Transfer Securities or any portion thereof by giving written notice to the transferring Stockholder of the Transfer Securities, if any, as to which the Company is exercising its right. The Company may exercise its right with respect to all or any portion of the Transfer Securities. The Company's failure to give written notice within the Company's Purchase Period shall be deemed an election by the Company not to purchase any Transfer Securities.

          (c) PARENT RIGHTS. If and to the extent that the Company does not exercise its right to purchase all of the Transfer Securities, the Parent shall have thirty (30) days after the expiration of the Company's Purchase Period or earlier delivery by the Company of the notice of non-purchase described in SECTION 3.02(b) (for purposes of this ARTICLE III, the "PARENT'S PURCHASE PERIOD") during which to exercise the Parent's right to purchase, on the terms described in ARTICLE VI, some or all of the Transfer Securities not being purchased by the Company by giving written notice to the Company of the number of Transfer Securities, if any, as to which the Parent is exercising its purchase right. The failure by the Parent to give written notice within the Parent's Purchase Period shall be deemed an election by the Parent not to purchase any of the applicable Transfer Securities.

          (d) SHARES NOT PURCHASED. The Stockholder proposing to make a Transfer may Transfer any Transfer Securities not being purchased by the Company or the Parent at any time within one hundred twenty (120) days after the expiration of the Parent's Purchase Period or earlier delivery by the Parent of the notice of non-purchase described in SECTION 3.02(c); provided, however, that (i) such Transfer shall be on terms no more favorable to the transferee than the terms specified in the applicable Request to Transfer,
(ii) the transferring Stockholder has obtained the Company's written consent to the person or entity to which the Transfer will be made and the terms of the Transfer, which consent will not be unreasonably withheld, provided that the Company may withhold consent, in its sole discretion, to any lien or encumbrance upon Securities, and (iii) the transferee shall first enter into this Agreement or otherwise agree in writing to be bound by and hold the transferred Securities or interest therein pursuant to this Agreement.

          (e) NO WRITTEN NOTICE BY TRANSFERRING STOCKHOLDER. If a Stockholder purports to make a Transfer without providing a Request to Transfer, or a purported Transfer is made or required to be made pursuant to a court order, the Company's Purchase Period shall be deemed to start on the date on which the Company's President or Chief Executive Officer obtains actual and complete knowledge of the purported Transfer or order. Any such purported Transfer or order shall be subject to the rights of the Company and the Parent hereunder.

          (f) DEATH. In case of a Transfer caused by the death of a Stockholder who is a natural person, the provisions set forth above shall apply except that the deceased Stockholder's heirs or administrators or legal representatives will be substituted for the transferring Stockholder for purposes of commissions and exercise of rights.

          3.03 RIGHTS ON DISSOLUTION OF MARRIAGE. In the event of the dissolution of the marriage of a Stockholder (the "DIVORCED STOCKHOLDER") and the division of the property of the Divorced Stockholder and the Divorced Stockholder's spouse (the "DIVORCED SPOUSE"), the Divorced Spouse, by executing a Spousal Consent in substantially the form of EXHIBIT I to this Agreement, agrees to accept other property in lieu of any interest which the Divorced Spouse may assert in any Securities or under this Agreement. In the event there is not sufficient marital or separate property to compensate the Divorced Spouse for any interest the Divorced Spouse may assert in Securities or under this Agreement, or if for any other reason there is a Transfer or award of any interest in Shares to the Divorced Spouse, such Transfer or award shall be treated as a proposed Transfer subject to SECTION 3.01. Any Securities retained by the Divorced Stockholder and not transferred to the Divorced Spouse shall not become subject to the purchase rights under this Agreement as a result of the divorce or any Transfer to the Divorced Stockholder of the Divorced Spouse's interest in such Securities. Stockholders who are natural persons shall cause their respective current and future spouses to execute and deliver to the Company a Spousal Consent in substantially the form of EXHIBIT I.

                                        IV.
                             PURCHASE PRICE AND PAYMENT

          4.01 INITIAL PURCHASE PRICE. The "PURCHASE PRICE" applicable to the purchase by the Company or the Parent of any Securities pursuant to this Agreement shall be the lesser of (a) the proposed sale price specified in the Request to Transfer, if applicable, and (b) the price at which the Warrants or Series A Preferred Stock would, according to the terms thereof, be redeemed or purchased by the Company if a Public Equity Offering (as defined in the Warrant) occurred concurrently with the Transfer. Notwithstanding the foregoing, however, the Company or the Parent may in its discretion (but shall have no obligation to) pay any such higher price for any Securities pursuant to this Agreement as the Company or the Parent may determine, provided that such a discretionary higher price paid by the Company or the Parent for certain

Securities shall not create any obligation upon the Company or the Parent to pay any discretionary higher price for any other Securities.

          4.02 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by delivering to the transferring Stockholder, or the legal representative of such Stockholder, a bank certified or cashier's check or checks at a "CLOSING" to be held within ten (10) days of final determination of the Securities that will be purchased by the Company and the Parent pursuant to their purchase rights under this Agreement and the price payable therefor.
At the Closing, the transferring Stockholder, or the Stockholder's legal representative, shall deliver to the Company and/or the Parent purchasing the Securities, as applicable, (individually a "PURCHASER" and collectively the "PURCHASERS") the certificate or certificates representing the Securities to be purchased, duly endorsed or accompanied by duly executed stock powers for transfer to the Purchasers. Delivery of the Securities to the Purchasers shall constitute the representation and warranty of the transferring Stockholder to the Purchasers that the Securities being purchased are delivered free and clear of all claims, encumbrances, or other rights or interests of third parties, including without limitation community property rights of spouses or former spouses (other than liens created in compliance with this Agreement and fully disclosed), and that the Purchasers shall obtain good and marketable title to the Securities (subject to this Agreement). All parties to a purchase of Securities under this Agreement shall promptly execute and file all agreements, documents, applications, and instruments and shall take such additional actions required by applicable securities and other laws, rules, or regulations to effect the sales of the Securities pursuant hereto.

     4.03 FAILURE TO DELIVER SECURITIES. If any Stockholder obligated to transfer Securities hereunder fails or refuses to deliver on a timely basis duly endorsed certificates representing the Securities to be sold to the Company or the Parent, the Company or the Parent will have the right to deposit the Purchase Price for such Securities in a special account with any bank or trust company in the State of California, giving notice of such deposit to the Stockholder obligated to sell, whereupon such Securities will be deemed to have been purchased by the Company or the Parent. All such monies, less any fees and expenses charged by the bank or trust company, will be held by the bank or trust company for the benefit of the selling Stockholder. All monies deposited with the bank or trust company remaining unclaimed for six (6) years after the date of deposit must be repaid by the bank or trust company to the Company on demand, and the selling Stockholder may thereafter look only to the Company for payment.

     4.04 REDEMPTION. This Agreement shall be subject to the provisions of the Warrants and the Series A Preferred Stock governing redemption and purchase by the Company thereof, which shall govern in case of any conflict with this Agreement.

                                         V.
                                 GENERAL PROVISIONS

          5.01 TRANSFEREES. Any person or entity acquiring Securities or any interest therein pursuant to this Agreement shall take the same subject to the terms of this Agreement, shall be a Stockholder for purposes of this Agreement and may not make any Transfer except as provided in this Agreement.

          5.02 EQUITABLE REMEDIES. The parties to this Agreement recognize and agree that the Securities subject to this Agreement are of a peculiar and unique character, and that this Agreement may be enforced by an injunction or injunctions to prevent Transfers or other dispositions of the Securities not in accordance with the terms of this Agreement or by a decree for specific performance of the provisions of this Agreement.

          5.03 AUTHORIZATION OF DIRECTORS. Subject to the provisions of this Agreement, the Board of Directors of the Company shall have full authority to prescribe regulations and conditions for the exercise of rights to purchase Securities hereunder, the consummation of purchases and sales thereunder, and any and all other matters necessary and convenient for the performance of this Agreement.

          5.04 COPY FOR INSPECTION. A copy of this Agreement shall be filed in the principal office of the Company and shall be made available to Stockholders upon request.

          5.05 NOTICES. All written notices referred to in this Agreement shall be communicated by means of registered or certified mail (return receipt requested) or personal delivery and shall be effective for purposes of determining compliance with the time requirements herein (unless otherwise specifically provided herein) at the time of personal delivery, or upon deposit in the United States mail, postage fully prepaid, addressed, if to the Company, at its then principal place of business, if to a Stockholder, at the latest address of such Stockholder shown on the books of the Company, or if to the legal representative of a deceased Stockholder or to such deceased Stockholder's heirs at law, at the latest address of such deceased Stockholder shown on the books of the Company. Any such notice shall be conclusively deemed to have been received by the addressee for purposes hereof when tendered at the address to which it is so addressed.

          5.06 LEGAL HOLIDAYS. In the event that any period of time specified in this Agreement ends on a Saturday or Sunday or a legal holiday, as defined under the present or any future laws of the State of California, then such period shall be construed to include the next succeeding business day.

          5.07 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors, heirs, executors, administrators and assigns of the parties hereto. In the event that any security subject to this Agreement or any right hereunder shall be determined to be community property under the laws of California or any other state or country, this Agreement shall bind the community interest of the spouse, and such spouse's heirs, executors, administrators and assigns, as well as the interest of the party in whose name the security is registered.

          5.08 AMENDMENT. This Agreement may be amended only with the consent of the Company and Stockholders owning more than 90% of the economic interest represented by all the Securities.

          5.09 TERMINATION OF AGREEMENT. This Agreement shall terminate upon approval by the Company or redemption or purchase or exercise for Warrant Shares or repayment in full of all of the Securities.

          5.10 ATTORNEYS' FEES AND COSTS. If any party to this Agreement brings any action or proceeding, at law or equity, to enforce this Agreement or on account of any breach of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties the reasonable attorneys' fees and costs of the prevailing party or parties incurred in such action.

          5.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TSL SERVICES, INC.                      BVS INVESTCO, INC.

By:__________________________           By:__________________________

Name:________________________           Name:________________________
Title:_________________________         Title:_________________________


_____________________________

SIGNATURE OF STOCKHOLDER
NAME OF STOCKHOLDER:________________

                                     EXHIBIT I
                                         TO
                               STOCKHOLDER AGREEMENT

                                  SPOUSAL CONSENT

                        CONSENT TO STOCKHOLDER AGREEMENT OF
                                 TSL SERVICES, INC.

     The undersigned is the spouse of _______________ and acknowledges that he or she has read the Stockholder Agreement among TSL SERVICES, INC., a Delaware corporation (the "COMPANY"), and its Stockholders (the "AGREEMENT") and clearly understands its provisions. The undersigned is aware that, by the provisions of the Agreement, the undersigned and his or her spouse have agreed to subject all their interest in the Company, including any community property, joint tenancy, or tenancy in common interest, to the terms of the Agreement, including provisions of the Agreement that restrict their ability to sell or transfer their interest in the Company. The undersigned understands and agrees that the Agreement provides that upon dissolution of marriage the undersigned will not be entitled to any interest in the Company, and must take other property in lieu of any such interest. The undersigned hereby expressly approves of and agrees to be bound by the provisions of the Agreement in its entirety, including without limitation those provisions relating to sales and transfers of interests in the Company and limitations on inheritance at death. If the undersigned predeceases his or her spouse when his or her spouse owns an interest in the Company, he or she hereby agrees not to devise or bequeath any interest he or she may have in the Company in contravention of the Agreement.

Date: ______________________________


____________________________________
(Signature of spouse)


____________________________________
(Printed name of spouse)

                                  SCHEDULE 1.1(a)

                                  ACQUIRED ASSETS

          (i) All operating procedures, computer hardware, software and other technology of Brite used in connection with the Business which exists on the Closing Date, including without limitation, the names "TSL", "Telecom Services Limited", "TOMS", "Fraud-Check, and "E-Z View";

          (ii) All Accounts Receivable of Brite that have arisen in the conduct of the Business and any security held by Brite for the payment thereof;

          (iii) All of Brite's right, title and interest in and to the Real Property Leases used in connection with the Business, including, without limitation, those listed on Schedule 2.5(a);

          (iv) All books, records and accounts, correspondence, sales records, employment records, customer, prospect and marketing lists, and any other documentation pertaining to the Business;

          (v) All rights of Brite under express or implied warranties from the suppliers of Brite with respect to the Acquired Assets;

          (vi) All of Brite's right, title and interest in and to the Contracts, including, without limitation, those contracts listed on Schedule 2.11;

          (vii) All of Brite's right, title and interest in and to the Proprietary Rights, including, without limitation, the names "TSL", "Telecom Services Limited", "TOMS", "Fraud-Check, and "E-Z View";

          (viii) All prepaid items, deposits and other similar assets of Brite that have arisen in the conduct of the Business existing on the Closing Date;

          (ix) All of Brite's right, title and interest in and to the Personal Property, including, without limitation, those items listed on
Schedule 2.5(b).

          (x) To the extent assignable, all of Brite's Licenses associated with the Business, including, without limitation, those listed on Schedule 2.13;

          (xi) All of the goodwill related to the Business and the Acquired Assets; and

          (xii) Except as specifically provided in SECTION 1.1, all other assets and properties of Brite used in connection with the Business which exist on the Closing Date whether tangible or intangible, real or personal.

                                    SCHEDULE 1.1(b)


                                    EXCLUDED ASSETS

          (i)   Any cash or cash equivalents of Brite;

          (ii) Except for the Donaldson, Lufkin & Jenrette matter disclosed on SCHEDULE 2.10, any claims asserted by Brite in any litigation involving Brite, whether or not disclosed in SECTION 2.10 of the Disclosure Schedule, other than claims arising out of breaches of express or implied warranties relating to any of Acquired Assets or claims associated with any Assumed Liabilities;

          (iii) Brite's minute books, tax returns and other corporate documents;

          (iv) All books, records, correspondence and other information relating exclusively to Excluded Assets; and

          (v) All Employee Plans and all liabilities or obligations arising under, or in connection with the Employee Plans.

          (vi) All amounts recovered from Morris Malz, David Flack and their affiliated entities known as "Data Source" and "StaffTech".

                                   SCHEDULE 1.2

                                ASSUMED LIABILITIES

          (i) Performance obligations arising after the Closing Date under the Contracts assigned or subcontracted to the Company; and

          (ii) Accounts payable and accrued expenses incurred by Brite in the ordinary course of the Business prior to the Closing, including, without limitation, customer deposits, accrued salaries, vacations, commissions and bonuses, but excluding any amount payable to Kathy Hargrove and/or
Information Source, Inc. with respect to services rendered to Key Services Corporation; and

          (iii) Employee health insurance costs for the month of December, 1998 in the amount of $47,486.85, which amount shall be paid by Brite and reimbursed by Buyer at the Closing, and all wages, benefits and other employee-related claims which may arise as of the result of the Business Personnel having been employees or independent contractors of the Business on December 1, 1998; and.

          (iv) All costs incurred prior to the Closing Date in connection with the establishment of Internet services to be used by the Company subsequent to the Closing Date, including consulting services and the purchase of a server.

                                    SCHEDULE 1.4
                                   PURCHASE PRICE

     In exchange for the Shares, Buyer shall pay an aggregate purchase price as described below:

          (i) Buyer shall pay to Seller at the Closing Nineteen Million Two Hundred Eighty Seven Thousand Five Hundred Dollars ($19,287,500) in cash, by wire transfer to such account as may be specified by Seller in writing (the "CASH PAYMENT");

          (ii) Buyer shall deposit into the Escrow Account (as such term is defined in the Escrow Agreement) Two Hundred Twelve Thousand Five Hundred Dollars ($212,500) in cash which shall be managed in accordance with the terms of the Escrow Agreement of even date herewith by and among the parties hereto.

          (iii) Buyer shall cause the Company to issue to Seller 5,000 shares of the Company's Series A Preferred Stock, described more particularly in the Company's Certificate of Incorporation set forth in SCHEDULE 2.22(c)-1 (the "PREFERRED STOCK"), and

          (iv) Buyer shall cause the Company to issue to Seller warrants in the form of EXHIBIT C to purchase shares of the Company's Common Stock, representing 10.0% of the fully diluted equity of the Company as of the Closing Date (the "WARRANTS").

          (v) In accordance with the terms of that certain amendment to the Letter of Understanding by and among Brite, National Benefits
Consultants, LLC and Buyer, dated as of September 2, 1998 (the "THIRD AMENDMENT"), the Five Hundred Thousand Dollars ($500,000) delivered by Buyer to Brite pursuant to the terms of Amendment No. 3 shall be considered a portion of the Purchase Price.